                                                                    Exhibit 99.2

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                          AGREEMENT AND PLAN OF MERGER

                                      Among

                             THE BISYS GROUP, INC.,

                           BICHART ACQUISITION CORP.,

                             CHARTER SYSTEMS, INC.,

              PETER C. COWIE, WENDY B. COWIE, HARRIS S. BERLACK,
 TECHNOLOGY LEADERS II L.P., TECHNOLOGY LEADERS II OFFSHORE C.V., ONE LIBERTY
               FUND III, L.P., GILDE INTERNATIONAL FUND, B.V.,
                     JEAN TEMPEL, JOHN OWENS, SCOTT WILSON,
           MICHAEL BROWN AND JOHN THOMAS BERLACK, OR THEIR SUCCESSORS,
          AS TRUSTEES FOR THE HARRIS S. BERLACK CHILDREN'S TRUST and FREDERICK H. COWIE, OR HIS SUCCESSOR, AS TRUSTEE OF THE COWIE CHILDREN'S
                                      TRUST

                           Dated as of August 5, 1997

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I         THE MERGER............................................... 2

                  SECTION 1.01 The Merger.................................. 2
                  SECTION 1.02 Effect Of the Merger........................ 3
                  SECTION 1.03 Consummation of the Merger.................. 3
                  SECTION 1.04 Charter; By-Laws; Directors
                                 and Officers.............................. 3
                  SECTION 1.05 Further Assurances.......................... 4

ARTICLE II        CONVERSION OF SECURITIES................................. 4

                  SECTION 2.01 Conversion of Securities
                                 of the Company............................ 4
                  SECTION 2.02 Company Stock Options....................... 7
                  SECTION 2.03 Acquisition Common Stock.................... 8
                  SECTION 2.04 Exchange of Certificates; Surrender
                                 of Warrant................................ 9

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF
                  THE COMPANY AND COWIE....................................11

                  SECTION 3.01 Authority Relative to Agreement.............11
                  SECTION 3.02 Shareholders' Title to Stock................11
                  SECTION 3.03 Organization, Standing
                                 and Qualification.........................12
                  SECTION 3.04 Stock of the Company; Options...............12
                  SECTION 3.05 Subsidiaries................................13
                  SECTION 3.06 Articles of Organization
                                 and By-Laws...............................13
                  SECTION 3.07 Execution and Performance of
                                 Agreement; Validity and Binding
                                 Nature....................................13
                  SECTION 3.08 Financial Statements........................14
                  SECTION 3.09 Intellectual Rights.........................14
                  SECTION 3.10 Software....................................15
                  SECTION 3.11 Contract Parties, Suppliers
                                 and Consultants...........................16
                  SECTION 3.12 Employment, Deferred Compensation
                                 or Similar Agreements;
                                 Collective Bargaining Agreements;
                                 Employee Benefit Plans....................17
                  SECTION 3.13 Inventory...................................18
                  SECTION 3.14 Real Estate.................................19
                  SECTION 3.15 Title to and Condition of
                                 Personal Property.........................19

                                TABLE OF CONTENTS
                                   (continued)

                  SECTION 3.16 Accounts Receivable.........................19
                  SECTION 3.17 Consignment and Return Items................19
                  SECTION 3.18 Taxes.......................................20
                  SECTION 3.19 Litigation..................................20
                  SECTION 3.20 Other Material Contracts
                                 and Commitments...........................20
                  SECTION 3.21 Labor Relations.............................21
                  SECTION 3.22 Insurance...................................22
                  SECTION 3.23 Conduct of Business and Absence
                                 of Changes................................22
                  SECTION 3.24 Compliance with Laws;
                                 Governmental Authorizations...............22
                  SECTION 3.25 Officers, Directors and
                                 Depositories..............................23
                  SECTION 3.26 Environmental Matters.......................23
                  SECTION 3.27 Third Party and Governmental
                                 Consents..................................23
                  SECTION 3.28 Licenses and Permits........................24
                  SECTION 3.29 Absence of Undisclosed Liabilities..........24
                  SECTION 3.30 Marketable Securities and Other
                                 Investments...............................24
                  SECTION 3.31 Loans to or from Officers,
                                 Directors, Shareholders
                                 or Employees..............................24
                  SECTION 3.32 Service Warranties; Contract
                                 Losses....................................25
                  SECTION 3.33 Backlog.....................................25
                  SECTION 3.34 Representations and Warranties
                                 True; No Misleading Statements............25

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF
                  THE SHAREHOLDERS.........................................25

                  SECTION 4.01 Authority and Capacity Relative
                                 to Agreement..............................25
                  SECTION 4.02 Execution and Performance
                                 of Agreement; Validity and
                                 Binding Nature............................26
                  SECTION 4.03 Stock of the Company........................26
                  SECTION 4.04 Additional Representations and
                                 Covenants of Shareholders.................27
                  SECTION 4.05 Representations and Warranties True;
                                 No Misleading Statements..................30

ARTICLE V         REPRESENTATIONS AND WARRANTIES OF PARENT.................30

                  SECTION 5.01 Organization and Qualification..............31
                  SECTION 5.02 Subsidiaries................................31

                                TABLE OF CONTENTS
                                   (continued)

                  SECTION 5.03 Capitalization..............................31
                  SECTION 5.04 Authority Relative to Agreement.............32
                  SECTION 5.05 Non-Contravention...........................32
                  SECTION 5.06 Parent Public Information...................32
                  SECTION 5.07 Financial Statements........................32
                  SECTION 5.08 Absence of Certain Changes or
                                 Events....................................33
                  SECTION 5.09 Governmental Consents.......................33
                  SECTION 5.10 Compliance with Law.........................34
                  SECTION 5.11 Litigation..................................34
                  SECTION 5.12 Tax-Free Reorganization.....................34
                  SECTION 5.13 Representations and Warranties True;
                                 No Misleading Statements..................36

ARTICLE VI        REPRESENTATIONS AND WARRANTIES OF ACQUISITION............37

                  SECTION 6.01 Organization and Qualification..............37
                  SECTION 6.02 Capitalization..............................37
                  SECTION 6.03 Authority Relative to Agreement.............37
                  SECTION 6.04 Non-Contravention...........................38
                  SECTION 6.05 Governmental Consents.......................38
                  SECTION 6.06 Tax-Free Reorganization.....................38
                  SECTION 6.07 Other Matters...............................40
                  SECTION 6.08 Representations and Warranties True;
                                 No Misleading Statements..................40


ARTICLE VII       COVENANTS................................................40

                  SECTION 7.01 Conduct of the Company's Business...........40
                  SECTION 7.02 Certain Covenants of Parent.................43
                  SECTION 7.03 Access to Information.......................43
                  SECTION 7.04 Further Assurances..........................44
                  SECTION 7.05 Inquiries and Negotiations..................44
                  SECTION 7.06 Employment and Non-Competition
                                 Agreements................................45
                  SECTION 7.07 Notification of Certain Matters.............45
                  SECTION 7.08 Indemnification.............................45
                  SECTION 7.09 Confidentiality.............................47
                  SECTION 7.10 Covenants of Shareholders...................48
                  SECTION 7.11 Transfer Restrictions After
                                 the Effective Time........................49
                  SECTION 7.12 Registration Rights Agreements..............49
                  SECTION 7.13 Conversion of Preferred Stock ..............50
                  SECTION 7.14 Conversion of Stock Options.................50
                  SECTION 7.15 Repayment of Loans to Officers
                                 and Directors.............................50
                  SECTION 7.16 Directors and Officers Liability
                                 Insurance.................................50

                                TABLE OF CONTENTS
                                   (continued)


                  SECTION 7.17 Berlack Release.............................50

ARTICLE VIII      CONDITIONS TO THE MERGER.................................51

                  SECTION 8.01 Conditions to Each Party's
                                 Obligation to Effect the Merger...........51
                  SECTION 8.02 Conditions to the Obligation
                                 of the Company to Effect the
                                 Merger....................................51
                  SECTION 8.03 Conditions to the Obligation of
                                 Parent and Acquisition to
                                 Effect the Merger.........................51

ARTICLE IX        TERMINATION AND ABANDONMENT..............................54

                  SECTION 9.01 Termination and Abandonment.................54
                  SECTION 9.02 Effect of Termination.......................54

ARTICLE X         MISCELLANEOUS............................................55

                  SECTION 10.01 Survival of Representations
                                  and Warranties...........................55
                  SECTION 10.02 Expenses, Etc..............................55
                  SECTION 10.03 Publicity..................................56
                  SECTION 10.04 Execution in Counterparts..................56
                  SECTION 10.05 Notices....................................56
                  SECTION 10.06 Waivers....................................57
                  SECTION 10.07 Entire Agreement...........................57
                  SECTION 10.08 Applicable Law.............................58
                  SECTION 10.09 Binding Effect, Benefits...................58
                  SECTION 10.10 Assignability..............................58
                  SECTION 10.11 Amendments.................................58

                         INDEX TO SCHEDULES AND EXHIBITS

    Schedule                              Description
    --------                              -----------

      3.02(a)                       Shareholders Agreements
      3.03                          States and Jurisdictions in which
                                    the Company does Business
      3.04(a)                       Stock of the Company
      3.04(b)                       Stock Options

      3.05                          Subsidiaries
      3.06                          Articles  of  Organization  and By-Laws of
                                    the Company
      3.09                          Intellectual Rights
      3.10(a)                       Software
      3.10(c)                       Copies of Owned Source Codes
      3.11(a)                       Contract Parties
      3.11(b)                       Major Suppliers
      3.12(a)                       Employment Contracts and Deferred
                                    Compensation Agreements
      3.12(b)                       Employee Benefit Plans
      3.12(c)                       Multi-Employer Plans
      3.14(b)                       Real Estate Leases
      3.15                          Security Interest
      3.16                          Accounts Receivable
      3.17                          Consignment and Return Items
      3.18                          Tax Audits
      3.19                          Litigation
      3.20                          Material Contracts/Affiliates
      3.22                          Insurance
      3.23                          Changes Since June 30, 1997
      3.25                          Officers, Directors and Depositories
      3.27                          Consents
      3.28                          Approvals
      3.30                          Marketable Securities and Other
                                    Investments
      3.31                          Related Party Loans
      3.33                          Backlog of Services
      4.04(l)                       Shareholder Interests
      8.03(d)                       Certain Employees

Exhibit                 ss. Ref.            Description
-------                 --------            -----------

  A                     Recitals          Affiliate Agreement

  B                     4.04(e)           Form of Accredited Investor
                                          Certificate
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  C                     7.12              Form of Registration Rights
                                          Agreement

  D                     8.02(d)           Form of Opinion of Parent's
                                          Counsel to the Company and the
                                          Shareholders

  E                     8.03(i)           Form   of   Opinion   of   Company's
                                          Counsel to Parent and Acquisition
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                          AGREEMENT AND PLAN OF MERGER

            AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of August 5, 1997, among THE BISYS GROUP, INC., a Delaware corporation, with an address at 150 Clove Road, Little Falls, New Jersey 07424 ("Parent"), BICHART ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Parent, with an address at 150 Clove Road, Little Falls, New Jersey 07424 ("Acquisition"), CHARTER SYSTEMS, INC., a Massachusetts corporation, with an address at 1210 Washington Street, West Newton, Massachusetts 02165 (the "Company"), PETER C. COWIE, with an address at 49 Salem Street, Andover, Massachusetts 01810 ("Cowie"), WENDY B. COWIE, with an address at 49 Salem Street, Andover, Massachusetts 01810, HARRIS S. BERLACK, with an address at P.O. Box 631, Franconia, New Hampshire 03580 ("Berlack"), TECHNOLOGY LEADERS II L.P., with an address at Ten Post Office Square, Boston, Massachusetts 02109, TECHNOLOGY LEADERS II OFFSHORE C.V., with an address at Ten Post Office Square, Boston, Massachusetts 02109, ONE LIBERTY FUND III, L.P., with an address at One Liberty Square, Boston, Massachusetts 02109, GILDE INTERNATIONAL FUND, B.V., with an address at One Liberty Square, Boston, Massachusetts 02109, JEAN TEMPEL, with an address at c/o TL Ventures, Ten Post Office Square, Boston, Massachusetts 02109, JOHN OWENS, with an address at 181 Hunt Valley, Berwyn, Pennsylvania 19312, SCOTT WILSON, with an address at c/o Shields & Company, Inc., 150 Federal Street, Boston, Massachusetts 02110, MICHAEL BROWN AND JOHN THOMAS BERLACK, OR THEIR SUCCESSORS, AS TRUSTEES FOR THE HARRIS S. BERLACK CHILDREN'S TRUST (the "Berlack Trust"), with an address at c/o Brown & Brown, 9 Canal Street, Boston, Massachusetts 02109 and FREDERICK H. COWIE, OR HIS SUCCESSOR, AS TRUSTEE OF THE COWIE CHILDREN'S TRUST (the "Cowie Trust"), with an address at 49 Salem Street, Andover, Massachusetts 01810 (together with Cowie and Berlack, the "Shareholders"). The Company and Acquisition are hereinafter sometimes referred to as the "Constituent Corporations" and the Company as the "Surviving Corporation."

            WHEREAS, the Company is engaged in the business of providing design, consulting, implementation, project management and support services for the multi-vendor networks of corporate and public agency clients;

            WHEREAS, Parent, Acquisition and the Company desire that Acquisition merge with and into the Company (the "Merger"), upon the terms and conditions set forth herein and in accordance with the Massachusetts Business Corporation Law (the "Massachusetts BCL") and the General Corporation Law of the State of Delaware (the "Delaware GCL"), with the result that the Company shall continue as the surviving corporation and the separate existence of Acquisition (except as it may be continued by operation of law) shall cease;

            WHEREAS, Parent, Acquisition and the Company desire that upon the Merger, at the Effective Time (as hereinafter defined), all outstanding shares of the capital stock of the Company be converted into the right to receive fully paid and nonassessable shares of Common Stock, $.02 par value, of Parent ("Parent Common Stock") and the outstanding shares of Acquisition be converted into the right to receive fully paid and nonassessable shares of Common Stock, $.01 par value, of the Surviving Corporation, as hereinafter provided;

            WHEREAS, Parent, Acquisition and the Company desire that, immediately after the Effective Time and solely as a result of the Merger, Parent will own all the issued and outstanding shares of the capital stock of the Surviving Corporation;

            WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

            WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling-of-interests";

            WHEREAS, concurrently with the execution and delivery of this Agreement, and as an inducement to Parent and Acquisition to enter into this Agreement, certain persons, including members of the management of the Company, have entered into an agreement with Parent, dated the date hereof, in the form attached hereto as Exhibit A (the "Affiliate Agreement"); and

            WHEREAS, the respective Boards of Directors of the Company, Parent and Acquisition have approved the Merger;

            NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, and in order to set forth the terms and conditions of the Merger and the mode of carrying the same into effect, the parties hereto hereby agree as follows:

                                    ARTICLE I

                              ARTICLE I THE MERGER

            SECTION 1.01 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, in accordance with this Agreement, the Massachusetts BCL and the Delaware GCL, Acquisition shall be merged with and into the Company, the separate existence of Acquisition (except as it may be continued by operation of law) shall cease, and the Company shall continue as the surviving corporation under the name Charter Systems, Inc. unless and until the Articles of Organization (hereinafter defined) shall be further amended to change the name of the Surviving Corporation.

            SECTION 1.02 Effect Of the Merger. Upon the effectiveness of the Merger, the Surviving Corporation shall succeed to and assume all the rights and obligations of the Company and Acquisition in accordance with the Massachusetts BCL and the Delaware GCL, and the Merger shall otherwise have the effects set forth in Section 80 of the Massachusetts BCL.

            SECTION 1.03 Consummation of the Merger. As soon as practicable after the satisfaction or waiver of the conditions to the obligations of the parties to effect the Merger set forth herein, provided that this Agreement has not been terminated previously, the parties hereto will cause the Merger to be consummated by filing (a) with the Secretary of State of the Commonwealth of Massachusetts properly executed Articles of Merger in accordance with the Massachusetts BCL and (b) with the Secretary of State of the State of Delaware a properly executed Certificate of Merger in accordance with the Delaware GCL. The Merger shall be effective upon filing of such certificates or on such later date as may be specified therein (the time of such effectiveness being the "Effective Time").

            SECTION 1.04 Charter; By-Laws; Directors and Officers. Immediately after the Effective Time, the Articles of Organization of the Company shall be the Articles of Organization of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and as provided by the Massachusetts BCL. As of the Effective Time, the By-Laws of the Surviving Corporation shall be the By-Laws of the Company as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the provisions thereof and the Articles of Organization of the Surviving Corporation and as provided by the Massachusetts BCL. The initial directors and officers of the Surviving Corporation shall be the directors and officers set forth below, in each case until their respective successors are duly elected and qualified.

            Directors

            Lynn J. Mangum
            Robert J. McMullan

            Officers

            Lynn J. Mangum            Chairman and Chief Executive Officer
            Peter C. Cowie            President
            Robert J. McMullan        Executive Vice President, Chief
                                         Financial Officer and Treasurer
            Dennis R. Sheehan Senior  Vice President
            Mark J. Rybarcyzk Senior  Vice President
            Kevin J. Dell             Vice President, General Counsel and
                                         Clerk
            Annamaria Porcaro         Assistant Clerk

            SECTION 1.05 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such Constituent Corporation, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

                       ARTICLE II CONVERSION OF SECURITIES

                            CONVERSION OF SECURITIES

            SECTION 2.01 Conversion of Securities of the Company. By virtue of the Merger and without any action on the part of the (1) holders of the common stock, $.01 par value, of the Company ("Company Common Stock"), (2) holders of Series C Convertible Preferred Stock, $.01 par value, of the Company ("Series C Stock") or (3) holders of Series E Convertible Preferred Stock, $.01 par value, of the Company ("Series E Stock"), at the Effective Time all outstanding shares of the Company Common Stock, Series C Stock and Series E Stock (subject to the terms of Section 2.04(c) below) shall be converted into the right to receive fully paid and nonassessable shares of Parent Common Stock on the following basis:

            (a) Net Merger Price. The aggregate consideration to be paid in connection with the Merger shall be paid in the form of Parent Common Stock valued, as set forth below, at Thirty-Three Million Four Hundred and Fifty Thousand Dollars ($33,450,000) less the following amounts: (i) the outstanding liquidation value, if any, as of the Effective Time, of any and all shares of outstanding preferred stock of the Company, of whatever class or series (the "Company Preferred Stock"), including, without limitation, the Series C Stock and the Series E Stock; (ii) the aggregate amount of all outstanding obligations of the Company for borrowed money as of the Effective Time (the "Borrowings"); (iii) the amount in excess of $750,000 paid or payable by the Company to the Company's financial advisors, brokers, consultants, appraisers, employees, attorneys and accountants in connection with and/or as a result of the Merger and the transactions related thereto or contemplated hereby (collectively, the "Company Merger Expenses"); and (iv) the ascribed value (as set forth in Section 2.02(d) below) of the outstanding Company Common Stock Options (hereinafter defined) and Series C Stock Options (hereinafter defined) granted to employees of the Company, which stock options shall be converted to options to purchase Parent Common Stock pursuant to the terms hereof as of the Effective Time (the "Net Merger Price"). The Net Merger Price shall be divided by the average of the closing price per share of Parent Common Stock (the "Average Price") as reported by the National Association of Securities Dealers Inc. Automated Quotation System ("NASDAQ") each trading day during the period commencing July 1, 1997 and ending the day which is two business days prior to the Effective Time in order to determine, subject to Sections 2.01(b) and (c) below, the number of shares of Parent Common Stock into which the outstanding shares of Company Common Stock, Series C Stock and Series E Stock shall be converted in the Merger (the "Aggregate Parent Common Stock Consideration").

            (b) Exchange Value. Each share of Company Common Stock, Series C Stock and Series E Stock issued and outstanding immediately prior to the Effective Time (excluding such shares of Company Common Stock which are deemed to result from the exercise or conversion of the Warrant (hereinafter defined) pursuant to Section 2.01(c) below and excluding any such shares held in the treasury of the Company, which shall be cancelled as provided in paragraph (d) below) (all such shares collectively referred to herein as the "Exchange Shares") shall be converted into the right to receive the number of shares of Parent Common Stock (the "Exchange Value"), determined by dividing the Aggregate Parent Common Stock Consideration by the sum of (a) the aggregate number of Exchange Shares multiplied by the appropriate conversion factor as set forth below, plus (b) 26,667:

                                                  Conversion Factor
                                                  -----------------

            Company Common Stock                           1
            Series C Stock                                 3
            Series E Stock                                 2

If, prior to the Effective Time, Parent should split or combine the outstanding shares of Parent Common Stock, or pay a stock dividend or other stock distribution in Parent Common Stock, then the determination of the Exchange Value shall be appropriately adjusted to reflect such split, combination, dividend or other distribution.

            (c) Warrant. The Company's outstanding Warrant to Purchase 26,667 shares of Company Common Stock dated May 7, 1997 issued to Silicon Valley Bank (the "Warrant") shall not be assumed by Parent or Acquisition. In the event that the Warrant is exercised in full for cash in accordance with its terms at least two (2) business days prior to the Effective Time, the shares of Company Common Stock received upon such exercise of the Warrant shall be converted into the right to receive the number of shares of Parent Common Stock determined by multiplying 26,667 by the Exchange Value. In the event that the Warrant is not exercised in full for cash at least two (2) business days prior to the Effective Time, all shares of Company Common Stock subject to the Warrant shall be deemed to be converted, at the Effective Time, into the right to receive a number of shares of Parent Common Stock, determined as follows:

      (1) 26,667 shall first be multiplied by the Exchange Value;

      (2) the product of the multiplication in subparagraph (1) shall then be multiplied by the Average Price;

      (3) the amount of $80,000 shall then be deducted from the product of the multiplication in subparagraph (2); and

      (4) the result of the subtraction in subparagraph (3) shall then be divided by the Average Price, the quotient of which shall constitute the number of shares of Parent Common Stock issuable to the holder of the Warrant.

            (d) Treasury Stock. In the event of the conversion of any shares of any series of Company Preferred Stock into Company Common Stock prior to the Effective Time, the Company shall utilize all of the shares of its common stock held in the treasury of the Company to effect any such conversions before utilizing any authorized but unissued shares of its common stock. Any shares of capital stock held in the treasury of the Company as of the Effective Time shall be cancelled and retired as of the Effective Time and no capital stock of Parent, cash or other consideration shall be paid or delivered in exchange therefor.

            SECTION 2.02 Company Stock Options.

            (a) Each stock option to purchase shares of Company Common Stock outstanding immediately prior to the Effective Time (each, a "Company Common Stock Option"), whether or not then exercisable or vested, shall, at and after the Effective Time, remain outstanding and shall be converted, subject to the terms of Section 2.02(d) below, into and become the right to purchase, subject to the satisfaction of the vesting provisions and other terms of such Company Common Stock Option, that number of shares of Parent Common Stock as shall equal the number of shares of Company Common Stock subject to such Company Common Stock Option immediately prior to such conversion multiplied by the Exchange Value and rounded to the nearest whole share of Parent Common Stock. The Surviving Corporation shall assume, as of the Effective Time, all obligations and liabilities with respect to the Company Common Stock Options.

            (b) Each stock option to purchase shares of Series C Stock outstanding immediately prior to the Effective Time (each, a "Series C Stock Option"), whether or not then exercisable or vested, shall, at the Effective Time, be converted, subject to the terms of Section 2.02(d) below, into and become the right to purchase, subject to the satisfaction of the vesting provisions and other terms of such Series C Stock Option, the number of shares of Parent Common Stock that shall equal the product of (x) the number of shares of Company Common Stock into which the number of shares of Series C Stock subject to such Series C Stock Option would have been convertible immediately prior to such conversion using the conversion factor applicable to the conversion of Series C Stock to Company Common Stock in effect immediately prior to the Effective Time multiplied by (y) the Exchange Value and rounded to the nearest whole share of Parent Common Stock.

            (c) Notwithstanding anything herein or pursuant to the terms of the Company Common Stock Options or Series C Stock Options to the contrary, the exercise price applicable to each Company Common Stock Option and Series C Stock Option shall, upon such conversion to an option to purchase Parent Common Stock (each such converted option hereinafter referred to as a "Parent Stock Option"), be adjusted as follows: (i) the option exercise price applicable to each Company Common Stock Option shall, upon conversion to a Parent Stock Option, be adjusted to an exercise price per share of Parent Common Stock calculated by dividing (x) the aggregate exercise price for all shares of Company Common Stock subject to such Company Common Stock Option immediately prior to such conversion by (y) the number of shares of Parent Common Stock subject to such Parent Stock Option immediately after such conversion and rounded down to the nearest $.01 and (ii) the option exercise price applicable to each Series C Stock Option shall, upon such conversion to a Parent Stock Option, be adjusted to an exercise price per share of Parent Common Stock calculated by dividing (x) the aggregate exercise price for all shares of Series C Stock subject to such Series C Stock Option immediately prior to such conversion by (y) the number of shares of Parent Common Stock subject to such Parent Stock Option immediately after such conversion and rounded down to the nearest $.01.

            (d) The ascribed value of the Company Common Stock Options and Series C Stock Options for the purposes of clause (iv) of Section 2.01(a) shall be the product calculated by multiplying (A) Thirty-Three Million Four Hundred and Fifty Thousand Dollars ($33,450,000), less the sum of the amounts determined under clause (i), clause (ii) and clause (iii) of Section 2.01(a), by (B) a fraction, the numerator of which is (X) the sum (the "Number of Option Shares") of (i) the number of shares of Company Common Stock subject to Company Common Stock Options outstanding immediately prior to the Effective Time, plus (ii) the number of shares of Company Common Stock into which the number of shares of Series C Stock subject to Series C Stock Options outstanding immediately prior to the Effective Time would be convertible using the conversion factor in effect immediately prior to the Effective Time, and the denominator of which is (y) the sum of (i) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time, plus (ii) the number of shares of Company Common Stock into which the Series C Stock outstanding immediately prior to the Effective Time would be convertible using the conversion factor in effect immediately prior to the Effective Time, plus (iii) the number of shares of Company Common Stock into which the Series E Stock outstanding immediately prior to the Effective Time would be convertible using the conversion factor in effect immediately prior to the Effective Time, plus (iv) the Number of Option Shares, plus (v) in the event the Warrant is not exercised in full for cash in accordance with its terms at least two (2) business days prior to the Effective Time, the 26,667 shares of Company Common Stock which would have been issuable upon exercise of the Warrant.

            (e) Parent shall take such action as is necessary so as to enable holders of Company Common Stock Options and Series C Stock Options to receive registered shares of Parent Common Stock upon exercise of any such Parent Stock Options in accordance with their terms from and after the Effective Time.

            SECTION 2.03 Acquisition Common Stock. At the Effective Time, each share of Common Stock, $.01 par value, of

Acquisition issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one (1) share of the common stock, $.01 par value, of the Surviving Corporation, which shall constitute all of the issued and outstanding shares of the Surviving Corporation after the Effective Time.

            SECTION 2.04 Exchange of Certificates; Surrender of Warrant. (a) Promptly after the Effective Time, each of the shareholders of the Company shall deliver to Parent the certificate or certificates representing their shares of Company Common Stock, Series C Stock and/or Series E Stock (each, a "Certificate") in form sufficient for transfer and cancellation pursuant thereto and, if the Warrant shall not have been exercised for cash, the holder of the Warrant shall surrender same to Parent. As a condition to the issuance of Parent Common Stock hereunder, each holder of shares of Company Common Stock, Series C Stock or Series E Stock who is not a party to this Agreement, including, without limitation the holder of the Warrant, shall submit the Certificate (or Certificates) for such shares (or, in the case of the holder of the Warrant, the Warrant) to Parent together with a letter of transmittal, in form and substance satisfactory to Parent, containing such investment representations and warranties and covenants, respectively, consistent with Section 4.04 (other than Section 4.04(e)) and Section 7.11, respectively, of this Agreement, as shall be required by Parent. The approval of the Merger by each such shareholder in accordance with Section 8.03(j) and/or the surrender by such shareholder of Certificate(s) of Company Common Stock or Company Preferred Stock for cancellation and exchange shall be deemed an agreement by such shareholder to be bound by the terms of Section 7.08 hereof. Upon surrender of a Certificate (or Certificates) for cancellation to Parent in form sufficient for transfer and cancellation pursuant hereto and delivery to Parent of such other documents as may reasonably be required by Parent, the shareholder surrendering such Certificate (or Certificates) (or, in the case of the Warrant, the holder surrendering the Warrant), along with the letter of transmittal, if applicable, shall be entitled to receive in exchange therefor (x) a certificate evidencing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the shares of Company Common Stock, Series C Stock and/or Series E Stock formerly evidenced by such Certificate (or Certificates) or the Warrant (after taking into account all shares of Company Common Stock, Series C Stock and/or Series E Stock then held of record by such holder) and (y) a check representing the amount of cash in lieu of fractional shares of Parent Common Stock, if any, and unpaid dividends or other distributions, if any, to which such holder is entitled pursuant to the provisions of this Section 2.04, after giving effect to any applicable withholding tax, and the Certificate (or Certificates) so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to the shareholders.

            (b) No dividends or other distributions declared after the Effective Time with respect to Parent Common Stock shall be paid with respect to any shares of Company Common Stock, Series C Stock and/or Series E Stock represented by a Certificate until such Certificate is surrendered for exchange as provided herein. After surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore declared with respect to such whole shares of Parent Common Stock and not paid, less the amount of any applicable withholding taxes thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to the date of such surrender and with a payment date subsequent to the date of such surrender payable with respect to such whole shares of Parent Common Stock, less the amount of any applicable withholding taxes thereon.

            (c) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Parent. Each holder of shares of Company Common Stock, Series C Stock and/or Series E Stock who would otherwise have been entitled to receive in the Merger a fraction of a share of Parent Common Stock (after taking into account all certificates surrendered by such holder) shall be entitled to receive, in lieu thereof, a check in an amount (without interest) equal to such fractional part of a share of Parent Common Stock multiplied by the Average Price.

            (d) From and after the date of this Agreement, the stock transfer books of the Company shall be closed except in respect of the exercise of the Warrant and/or stock options to purchase 264,600 shares of Series C Stock outstanding on the date hereof (the "Series C Stock Options"), the exercise of Company Common Stock Options and conversion of Company Preferred Stock to Company Common Stock, and there shall be no further registrations of transfers of shares of Company Common Stock, Series C Stock or Series E Stock on the records of the Company, except in respect of the exercise of the Warrant and/or the Series C Stock Options and conversion of Company Preferred Stock to Company Common Stock.

            (e) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting of a bond in such reasonable amount as the Surviving Corporation may direct, Parent shall issue in exchange for such Certificate the shares of Parent Common Stock and, if any, cash in lieu of fractional shares and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof as provided herein.

            (f) Promptly after the Effective Time, the Surviving Corporation shall issue to Parent a certificate representing One Hundred (100) shares of the common stock of the Surviving Corporation, and Parent shall cause the certificate representing the shares of the capital stock of Acquisition to be cancelled.

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                                    AND COWIE

            Each of the Company and Cowie, jointly and severally, hereby represents and warrants to Parent and Acquisition, knowing and intending that each of Parent and Acquisition is relying hereon in entering into the transactions contemplated hereby, as follows:

            SECTION 3.01 Authority Relative to Agreement. The Company has all requisite power and authority to enter into and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby other than approval thereof by the holders of Company Common Stock, Series C Stock and Series E Stock. The valuation of Company Common Stock for the purposes of Section 2.01(c) has been duly authorized by the Board of Directors of the Company pursuant to Section 1.4 of the Warrant.

            SECTION 3.02 Shareholders' Title to Stock. The shares of Company Common Stock, Series C Stock and Series E Stock identified on Schedule 3.04(a) represent, collectively, all of the issued and/or outstanding shares of capital stock or other equity interests in the Company, other than the Warrant, the Company Common Stock Options and the Series C Stock Options. Except as listed in
Schedule 3.02(a), neither the Company nor the Shareholders are parties to any shareholders agreement, buy-sell agreement or similar agreement or arrangement.

            SECTION 3.03 Organization, Standing and Qualification. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the corporate power and lawful authority to own and hold its properties and conduct its business as now owned, held and conducted in its state of incorporation and the states in which it has qualified to do business. The Company is qualified and in good standing in all states (or other jurisdictions) in which such qualification is required by reason of the nature or extent of business conducted by the Company therein, except where the failure to be so qualified would not have Material Adverse Effect (hereinafter defined). Such states (and jurisdictions) are specified in
Schedule 3.03 attached hereto. As used in this Agreement, the term "Material Adverse Effect" shall mean, with respect to any party, a material adverse effect on the assets, financial condition, operating results or business of such party and its subsidiaries, taken as a whole.

            SECTION 3.04 Stock of the Company; Options.

            (a) The authorized capital stock of the Company consists in its entirety of Twenty Million (20,000,000) shares of Company Common Stock and Two Million Six Hundred Forty Four Thousand Three Hundred Sixty Seven (2,644,367) shares of Preferred Stock, of which Nine Hundred Forty Seven Thousand Nine Hundred Eighty-Seven (947,987) shares of Company Common Stock are validly issued and outstanding, fully paid and nonassessable, and Seven Hundred Eighty Eight Thousand Four Hundred (788,400) shares of Series C Stock and Nine Hundred Five Thousand Nine Hundred Sixty Two (905,962) shares of Series E Stock are validly issued and outstanding, fully paid and nonassessable. The number of shares of Company Common Stock and Preferred Stock owned of record by each holder thereof is set forth in Schedule 3.04(a) hereof. Each class and series of Preferred Stock and the holders of record thereof are further identified on Schedule 3.04(a) hereto. Each share of Company Common Stock and Preferred Stock which has been or shall have been redeemed or repurchased by the Company prior to the Effective Time has been or shall have been validly repurchased or redeemed, and each share of Preferred Stock which has been or shall have been converted to Company Common Stock prior to the Effective Time has been or shall have been validly converted. Except for (i) options granted pursuant to the Company's Omnibus Stock Option (the "Omnibus Plan") to purchase an aggregate of 1,463,118 shares of Company Common Stock; (ii) options to purchase an aggregate of 264,600 shares of Series C Stock; (iii) the Warrant and (iv) the Company Preferred Stock, the Company does not have any outstanding subscription, warrants, convertible securities, obligations, options, or rights entitling others to acquire shares of capital stock of the Company, or any outstanding securities, options, warrants, rights or other instruments convertible into shares of capital stock of the Company. Except as disclosed in Schedule 3.04(a), none of the options granted pursuant to the Omnibus Plan will accelerate their vesting date as a result of the Merger.

            (b) Schedule 3.04(b) accurately and completely sets forth and identifies the respective record owners of all outstanding Company Common Stock Options and Series C Stock Options outstanding on the date hereof and the applicable exercise price and other material terms with respect thereto. True, complete and correct copies of all agreements relating to said Common Stock Options and Series C Stock Options have been delivered to Parent. Each of the Company Common Stock Options which shall remain outstanding after the Effective Time shall be converted to an option to acquire Parent Common Stock as contemplated by Section 2.02 hereof. Each of the Series C Stock Options which shall remain outstanding as of the Effective Time shall be converted into an option to acquire Parent Common Stock as contemplated by Section 2.02 hereof. The Company has given, or shall have given prior to the Effective Time, such timely notices of the Merger as are required pursuant to the terms and conditions of all agreements relating to or defining the rights of the holders of the Company Common Stock Options, the Series C Stock Options and the Warrant.

            (c) The applicable conversion factors in effect for the conversion of Series C Stock and the Series E Stock, respectively, into Company Common Stock are, and will be at the Effective Time, 3 and 2, respectively.

            SECTION 3.05 Subsidiaries. There is no corporation, partnership, joint venture, or other entity in which the Company has, directly or indirectly, any investment or to which the Company has made an advance of cash other than as listed on Schedule 3.05 attached hereto. The Company is not under any obligation to acquire any securities from any person or entity.

            SECTION 3.06 Articles of Organization and By-Laws. True and complete copies of the Company's Restated Articles of Organization, as amended (the "Articles of Organization") and By-Laws (together with any amendments thereto) are attached hereto as Schedule 3.06.

            SECTION 3.07 Execution and Performance of Agreement; Validity and Binding Nature. The execution and delivery of this Agreement, and the performance by the Company of the terms of this Agreement and the transactions contemplated hereby, will not result in a breach of any of the terms of, or constitute a violation of or default under, the Restated Articles of Organization or By-Laws of the Company or any statute, contract, indenture or other instrument by which the Company or any of its properties are bound, and, except as provided in Section 3.27 hereof, no consent, approval, authorization or order of any court or governmental authority is required in connection with the execution and delivery of this Agreement by the Company and the performance by the Company of the terms of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company. This Agreement is, and the documents and agreements executed and delivered by the Company pursuant to the terms hereof, when duly executed and delivered by all parties whose execution and delivery thereof is required, will be, legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, receivership, moratorium, conservatorship, reorganization or other laws of general application affecting the rights of creditors generally or by general principles of equity.

            SECTION 3.08 Financial Statements. The Company has delivered to Parent the balance sheets of the Company as at June 30, 1997, 1996 and 1995, respectively, and the related statements of operations, statements of changes in stockholders' equity (deficit) and statements of cash flows and notes thereto for the fiscal years then ended, in each case audited by Arthur Andersen LLP (such audited balance sheet of the Company as at June 30, 1997 being hereinafter referred to as the "Balance Sheet" and such balance sheets and related financial statements and notes thereto for such three fiscal years being hereinafter referred to collectively as the "Financial Statements"). Each of the Financial Statements (a) has been prepared from the books and records of the Company, (b) has been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis with prior periods covered thereby, and
(c) presents fairly in all material respects the financial position of the Company as at its respective date and the results of the Company's operations, changes in stockholders' equity (deficit) and cash flows for such period in all respects. All prepaid expenses included therein as assets represent payments theretofore made by the Company, the benefit and advantage of which may be obtained and enjoyed by the business of the Company. The accounting books and records of the Company have been kept, and will be kept to the Effective Time, in reasonable detail and in accordance with the same accounting principles heretofore used consistently applied and fairly and accurately reflect, and will fairly and accurately reflect to the Effective Time, all of the transactions of the Company, and are and will be complete and correct in all material respects.

            SECTION 3.09 Intellectual Rights. Schedule 3.09 attached hereto contains a complete and correct list and accurate description of all trademarks, trademark and service mark applications, trade names, service marks, logos and other identifying symbols, names or marks, copyrights, patents, patent applications and, to the extent material to the Company's business, inventions, processes, designs, formulas, trade secrets, and other intellectual and/or proprietary rights or interests (collectively, "Intellectual Rights") (i) owned by the Company, free and clear of all licenses, liens, charges or encumbrances, except as specified in such Schedule, or (ii) licensed to the Company under valid and enforceable agreements, exclusive of the Software (hereinafter defined) identified on Schedule 3.10 hereof. The Company owns, or possesses adequate rights to use, all Intellectual Rights necessary for the conduct of its business. To the knowledge of the Company and its directors and officers, there are no infringements by any third parties upon any Intellectual Rights. There is no conflict with or infringement by the Company of the rights of others with respect to same.

            SECTION 3.10 Software.

            (a) Schedule 3.10 hereto contains a true, complete and accurate list and summary description of (i) all computer software and related programs owned by the Company, including all software, source codes and object codes and (ii) all computer software and related programs licensed by the Company for use in connection with the business of the Company other than off-the-shelf software licensed to the Company which is not material to the operation of the Company's business or the services provided by the Company (collectively, the "Software"). The Company either owns or has a valid license to use and sublicense all of the Software, and upon consummation of the Merger the Surviving Corporation shall have the right to use and authorize others to use all of the Software, free from any claim, security interest or other lien or encumbrance whatsoever, except as set forth on Schedule 3.10(a). The Company is the exclusive licensee of the Software indicated on Schedule 3.10(a) as being exclusively licensed by the Company. The Software constitutes the only computer software or programs necessary for the operation of the Company's business as presently conducted other than off-the-shelf software licensed to the Company which is not material to the operation of the Company's business or the services provided by the Company.

            (b) The Company has provided to Parent true and complete copies of all licenses, leases, contracts and other written instruments giving the Company rights in any Software and/or source codes thereof which are not owned by the Company (collectively, the "Software Contracts"), all of which Software Contracts are legally valid and binding and enforceable in accordance with their respective terms. Neither the Company, nor, to the knowledge of the Company or any of the Company's directors or officers, any other party thereto, is in violation of any term or provision of any Software Contract. The use of the owned Software by the Company does not, and upon consummation of the Merger the use of such owned Software by the Surviving Corporation will not, infringe upon any rights of any third parties. To the knowledge of the Company and the directors and officers of the Company, the use of any source codes related to Software which is not owned by the Company, and the exercise of the rights of the Company in and to such source codes, as provided in any of the Software Contracts, does not, and upon consummation of the Merger the use of any such source codes and exercise of such rights by the Surviving Corporation pursuant to the terms of the Software Contracts will not infringe upon the rights of any third parties.

            (c) All source codes relating to the Software which is owned by the Company (the "Owned Source Codes") are in the possession of the Company and constitute trade secret information of the Company, and, except as set forth on
Schedule 3.10(c), no third party has any copy of any of the Owned Source Codes or any right, title, interest or license, conditional or otherwise, with respect to any of the Owned Source Codes under any circumstances whatsoever. Upon consummation of the Merger, the Surviving Corporation shall own and have possession of, and shall have the right to use, the Owned Source Codes, free from any claim, security interest or other lien or encumbrance whatsoever.

            (d) The Company owns in respect of all Software owned by the Company and has possession of, and the Surviving Corporation will own in respect of all Software owned by the Company and have possession of immediately after the Effective Time, complete and adequate documentation in all material respects, including without limitation, documentation of source codes, object codes and engineering change notices, reflecting the current versions of all Software listed on Schedule 3.10(a) so as to enable the Surviving Corporation to conduct fully after the Effective Time the business conducted by the Company prior to Effective Time in the same manner as theretofore conducted.

            SECTION 3.11 Contract Parties, Suppliers and Consultants.

            (a) Schedule 3.11(a) contains the names and business addresses of the customers of the Company with which the Company presently has contracts or arrangements to provide services (collectively, the "Contract Parties").
Schedule 3.20 identifies the respective contracts or arrangements the Company has entered into with respect to the Contract Parties which will remain to be performed, in whole or in part, after the Effective Time. True and complete copies of those contracts or arrangements which are in writing have been heretofore made available to Parent, and summary descriptions of those contracts or arrangements which are oral have been heretofore made available to Parent. Except as described in Schedule 3.11(a), no Contract Party listed in Schedule 3.11(a) has expressed to the Company or to any director or officer of the Company its intention to cancel or otherwise terminate its relationship with the Company, and, to the best knowledge of the Company and each director and officer of the Company, all of such contracts and arrangements will continue in full force and effect after the Effective Time and a continuing relationship with each such Contract Party is not in jeopardy.

                  (b) Schedule 3.11(b) contains the names and business addresses of all of the suppliers and consultants from whom the Company purchased, during the twelve (12) month period ending June 30, 1997, goods and/or services, the aggregate cost of which exceeded Twenty Five Thousand Dollars ($25,000) or which suppliers or consultants are in any event material to the continued operation of the Company's business in the ordinary course (collectively, the "Major Suppliers"). Except as disclosed on Schedule 3.11(b), the Company has no other suppliers or consultants which are material to the business of the Company as presently conducted. Except as described in Schedule 3.11(b), no Major Supplier listed in Schedule 3.11(b) has expressed to the Company or to any director or officer of the Company its intention to cancel or otherwise terminate its relationship with the Company, and, to the knowledge of the Company and each director and officer of the Company, a continuing relationship with each such supplier is not in jeopardy.

            SECTION 3.12 Employment, Deferred Compensation or Similar Agreements; Collective Bargaining Agreements; Employee Benefit Plans.

            (a) Except as disclosed in Schedule 3.12(a), the Company is not a party to any agreement or employment contract or deferred compensation or similar arrangement with any of its employees or former employees. There are no collective bargaining agreements covering any employees of the Company. The business of the Company is not affected by any present strike or other labor disturbance involving the Company's employees nor, to the best knowledge of the Company or any Shareholder, is any union attempting to represent, as collective bargaining agent, any person employed by the Company.

            (b) Except as disclosed in Schedule 3.12(b), the Company does not sponsor or maintain and is not otherwise a party to or liable under any plan, program, fund or arrangement (whether or not qualified for Federal income tax purposes), whether benefiting a single individual or multiple individuals, and whether funded or not, that is an "employee pension benefit plan," or an

"employee welfare benefit plan," as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any incentive or other benefit arrangement for its employees, their dependents and beneficiaries.

            (c) Except as disclosed in Schedule 3.12(c) hereto, the Company has not and does not contribute to any multi-employer plan (as defined in Section 3(37) of ERISA), has not incurred any liability under Section 4201 of ERISA for any complete or partial withdrawal from any multi-employer plan and has not assumed any such liability by any prior owner of any of its assets or properties.

            (d) Each employee pension benefit plan maintained by the Company and listed on Schedule 3.12(b) complies in all material respects with the requirements of ERISA. No "reportable event" within the meaning of Section 403 of ERISA has occurred with respect to any such plan and Seller has not engaged in any "prohibited transaction" within the meaning of Section 406(a) or (b) of ERISA or of Section 4975(c) of the Code, with respect to any such plan; and no such plan has been terminated in accordance with the procedures set forth in
Section 4041 or 4042 of ERISA.

            (e) No liability has been incurred by the Company for any tax imposed by Section 4975 of the Code with respect to any plan described in
Schedule 3.12(b). The Company has, and shall have, for all periods ending on or prior to the Effective Time, administered each employee pension benefit plan and each employee welfare benefit plan described in Schedule 3.12(b) in all material respects in compliance with the reporting, disclosure and all other requirements applicable thereto under ERISA, the Code or any other applicable law.

            SECTION 3.13 Inventory. The value shown for inventory on the Balance Sheet fairly presents the Company's inventory as of the date of the Balance Sheet in accordance with GAAP at the lower of cost or market value thereof based on the first in, first out method of inventory valuation and all inventory acquired since that date has been reflected on the Company's books pursuant to such method, subject to adjustments in accordance with the Company's practices with respect thereto (but in any event pursuant to GAAP) consistently applied. The inventory of the Company is in good and merchantable condition exclusive of reserves shown on the Balance Sheet for obsolete items as determined in accordance with GAAP. No write-downs of the Company's inventory have occurred since June 30, 1997. The Company does not currently use, nor has it within the past five (5) years used, the last in, first out method of inventory valuation.

            SECTION 3.14 Real Estate.

            (a) The Company owns no real estate and has no ownership interest, directly or indirectly, in any real estate.

            (b) Schedule 3.14(b) contains a true and correct list and summary description of all leases, subleases or other agreements under which the Company is lessee or subtenant or lessor or sublessor of real estate.

            (c) All such leased real estate (and improvements thereon) is in good operating condition and repair and, to the knowledge of the Company and each director and officer of the Company, conforms in all material respects with all applicable building, zoning, planning, environmental and other regulations, ordinances or laws, and the Company has the right to use all real estate necessary to the conduct of its business as currently conducted.

            SECTION 3.15 Title to and Condition of Personal Property. The Company has merchantable title to all personal property reflected in the Balance Sheet or acquired subsequent to the date of the Balance Sheet (other than inventory disposed of since that date in the ordinary course of business), free and clear of all liens or encumbrances except for the security interest of Silicon Valley Bank described in Schedule 3.15 and encumbrances which, individually and in the aggregate, are immaterial to the conduct of the Company's business. All of the personal property owned by the Company and material to the conduct of its business is in good operating condition and repair. The Company owns or has the right to use all such personal property necessary to the conduct of its business as currently conducted.

            SECTION 3.16 Accounts Receivable. The accounts receivable of the Company reflected in the Balance Sheet or acquired by the Company subsequent to the date of the Balance Sheet (a) are true, bona fide accounts receivable of the Company, created in the ordinary course of business; (b) have been collected or, except as disclosed in Schedule 3.16, are fully collectible in amounts not less than the aggregate amount thereof, net of reserves established therefor on the books of the Company and reflected in the Balance Sheet; (c) except as disclosed in Schedule 3.16, are not subject to any offsets, credits or counterclaims; and
(d) have not at any time been placed for collection with any attorney, collection agency or similar individual or firm.

            SECTION 3.17 Consignment and Return Items. Except as reflected on the Balance Sheet or incurred since the date of the Balance Sheet in the ordinary course of business and consistent with past practices and disclosed in
Schedule 3.17, the Company has
no obligation (other than warranty obligations) to accept a return for credit of any products shipped to customers or distributors or others prior to the date hereof or to be shipped prior to the Effective Time.

            SECTION 3.18 Taxes. The Company has properly completed and filed all federal, state, county, municipal and other tax returns, reports and declarations which are required to be filed by it and has paid all taxes, penalties and interest which have become (or may hereafter become) due pursuant thereto or which became (or may hereafter become) due pursuant to assessments. The Company has not received any notice of deficiency or assessment of additional taxes, and no tax audits are in process. The last year for which the federal or state income taxes or other taxes of the Company have been examined is set forth accurately and completely on Schedule 3.18 hereto. The Company has not granted any waiver of any statute of limitation with respect to, or any extension of a period for the assessment of, any federal, state, county, municipal or other tax. The accruals and reserves for taxes reflected in the Balance Sheet are adequate to cover all taxes (including interest and penalties, if any, thereon) due and payable or accrued in accordance with generally accepted accounting principles as a result of the operations of the Company for all periods prior to the date of the Balance Sheet. The Company has not filed an election under Section 1362(a) of the Code to be taxed as an S Corporation.

            SECTION 3.19 Litigation. Except as disclosed in Schedule 3.19, there is no litigation, investigation or proceeding pending or, to the knowledge of the Company and each director and officer of the Company, threatened, involving the Company or any of its properties. There are no outstanding orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal materially affecting or materially limiting the conduct of the business of the Company.

            SECTION 3.20 Other Material Contracts and Commitments. Schedule 3.20 lists all contracts or commitments to which the Company is a party, which contracts and commitments are material to the business of the Company and are not disclosed in another Schedule hereto. Except as disclosed in Schedule 3.20 or in another Schedule hereto, the Company is not a party to and none of its properties are bound by any of the following types of contracts or commitments, written or oral: (i) mortgages, indentures, security agreements and other agreements and instruments relating to the borrowing of money or extension of credit or imposition of an encumbrance on any of the assets of the Company, (ii) agreements with any labor union or other collective bargaining unit, (iii) bonus or compensation agreements (including nonqualified deferred compensation) which have not been incurred in the ordinary course of business of the Company consistent with past practices, (iv) profit-sharing, stock option, pension, or retirement agreements, shareholder or similar agreements or arrangements, trusts, or funds for the benefit of employees, (v) sales agency, manufacturer's representative, distributorship or supply agreements, (vi) other contracts and commitments which in any case involve payments or receipts of more than $25,000, (vii) contracts for the purchase, sale or lease of real or personal property, either as lessor or lessee, which contracts have not been fully performed as of the date hereof, (viii) any contract with any officer, director or with any employee of the Company (other than agreements relating to current wage or salary payments terminable by the Company on notice of thirty (30) days or less), (ix) any contract or promissory note or other instrument with any Affiliate (as hereinafter defined) of the Company, or (x) any guarantee or obligation to provide funds or assume the debt of any person or entity. The Company has delivered to Parent complete and correct copies of all written contracts and commitments, together with all amendments thereto, and accurate descriptions of all oral agreements, described in Schedule 3.20 or any other Schedule hereto. The Company is not in default with respect to any such contract, and no other party to any such contract is in default with respect thereto. Except as disclosed in Schedule 3.20, each such contract will continue in full force and effect after the Effective Time without any right on the part of any party thereto to terminate the same as a result of the occurrence of the Merger. For purposes of this Agreement, "Affiliate" of the Company means (i) any corporation, partnership, trust or other entity in control of, controlled by or under common control with the Company; and (ii) any officer, director, trustee, general partner of any corporation, partnership, trust or other entity in control of, controlled by or under common control with the Company. Schedule 3.20 discloses all Affiliates of the Company other than persons unrelated to the Company which may be deemed to be under common control with the Company solely by reason of equity interests in such persons being held by shareholders of the Company which are business entities currently in existence.

            SECTION 3.21 Labor Relations. Except as disclosed in Schedule 3.19, the Company, in the conduct of its affairs, has substantially complied with all applicable laws (including, without limitation, labor and tax laws), and regulations relating to the hiring and employment of employees and independent contractors, including, without limitation, those related to discrimination, wages, hours, collective bargaining, employee pension and welfare benefit plans, and the payment of (and withholding for) income, Social Security and other taxes, and the Company is not liable for any penalties or damages for failure to comply with any of the foregoing. There are no unfair labor practice claims or charges pending or threatened involving the Company.

            SECTION 3.22 Insurance. Schedule 3.22 hereto contains a list and description (including the name of the insurer, coverage and expiration date) of all insurance policies maintained by the Company. Schedule 3.22 further lists all claims presently pending or threatened which are covered by such policies. The Company has not received notice of cancellation or non-renewal of any of such policies.

            SECTION 3.23 Conduct of Business and Absence of Changes. Except as disclosed in Schedule 3.23, since June 30, 1997, the Company has conducted its business in the regular and ordinary course and has not (i) undergone any material adverse change in its condition (financial or otherwise), assets, liabilities, business, or operations, (ii) declared, set aside, made or paid any cash or stock dividend or distribution or purchased, issued or sold any shares of its capital stock, (iii) incurred any indebtedness for borrowed money or issued or sold any debt securities, except for borrowings in the ordinary course of business under the Company's existing revolving credit agreement with Silicon Valley Bank, (iv) instituted any increase in the compensation payable or to become payable to any officers or employees or any changes in personnel policies or employees benefits, except for regularly scheduled increases, effective July 1, 1997, in employee salaries in the ordinary course of business, the aggregate of which will in no event represent (a) an increase in excess of eight (8%) percent of the compensation expense shown on the statement of operations for the fiscal year ending June 30, 1997 included in the Financial Statements, as adjusted for employee terminations between June 30, 1997 and the date such increases are actually granted and/or (b) increases in compensation in excess of those provided for in the Company's business plan for the fiscal year ending June 30, 1998, or (v) made any payment to any Shareholder except for payments described in a Schedule hereto and regular salary and ordinary and necessary business expenses.

            SECTION 3.24 Compliance with Laws; Governmental Authorizations. The Company is in compliance, in all material respects, with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, governmental permits and other governmental authorizations or approvals applicable to it or any of its properties, and all governmental authorizations or approvals necessary in any material respect for the conduct of the business of the Company have been duly and lawfully obtained and are in full force and effect, and there are no proceedings pending or, to the knowledge of the Company and each of its directors and officers, threatened which may result in the revocation, cancellation or suspension, or any materially adverse modification, of any thereof. The Company has not received notice of any alleged violation of any applicable statute, law, ordinance, rule, regulation, judgment, order, decree, governmental permit or other governmental authorization or approval necessary in any material respect for the conduct of the business of the Company.

            SECTION 3.25 Officers, Directors and Depositories. Schedule 3.25 hereto contains the names of all the officers and directors of the Company and the names of all depositories of its funds and the names of the officers and other persons empowered to sign instruments withdrawing funds from said depositories.

            SECTION 3.26 Environmental Matters.

            (a) The business and operations of the Company comply with all Federal, state and local laws, rules, regulations and directives pertaining to the environment. No governmental agency has asserted any claim or threatened to assert any claim against the Company in respect of its business, any assets owned or leased by it, real properties leased by it, or the condition, use or operation thereof by the Company, arising out of any Federal, state or local law, rule, regulation or directive pertaining to the environment.

            (b) To the knowledge of the Company and each of the directors and officers of the Company, there are nowhere on any real property leased, used or otherwise under the control of the Company any deposits, dumps, or tanks of toxic or other poisonous, dangerous or noxious waste, fluids, solvents, chemicals or effluents, all of which chemicals, fuels and fluids are properly and safely stored, identified, labelled and maintained in accordance with applicable industrial standards and all governmental or other laws or regulations relating thereto. The Company does not discharge and has not discharged from any real property leased, used or otherwise under its control, whether by effluent, emission or other means, any noxious, toxic, hazardous or deleterious matter or gases. All discharges of waste material and other substances from the Company's operating facilities are in compliance with applicable law and covered by valid permits and licenses, where required.

            SECTION 3.27 Third Party and Governmental Consents. Except as disclosed in Schedule 3.27 hereto, and except for the filing of a Certificate of Merger with the Secretary of State of Delaware in accordance with the Delaware GCL and the filing of Articles of Merger with the Secretary of the Commonwealth of Massachusetts in accordance with the Massachusetts BCL, no consent, authorization, approval, order, license, certificate or permit of or from, or registration, declaration or filing with, any governmental authority or any court or other tribunal or any other person, firm or entity, nor under any contract, indenture, mortgage, lease, license or other agreement or instrument to which the Company is a party or by which the Company or any of its assets or properties is subject or bound, is required by or with respect to the Company in connection with the execution, delivery or performance of this Agreement or of any other agreement, document or instrument to be executed and delivered by the Company pursuant hereto or in connection herewith or the consummation of the transactions contemplated hereby.

            SECTION 3.28 Licenses and Permits. The Company has obtained all governmental consents, approvals, waivers and permits and all consents, approvals or waivers of third parties required in connection with the ownership of the assets of the Company and the operation of the Company's business as presently and heretofore conducted (herein collectively referred to as the "Approvals"). The Approvals are listed on Schedule 3.28 attached hereto. No other Approvals are required to conduct or operate the Company's business as presently conducted.

            SECTION 3.29 Absence of Undisclosed Liabilities. Except as and to the extent disclosed or accrued on the Financial Statements submitted to Parent pursuant to the terms hereof, there exist no liabilities or obligations of any nature whatsoever (whether absolute, contingent or otherwise, matured or unmatured, or known or unknown) in respect of the Company's business or assets of the type customarily reflected in financial statements prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business after the date of the Balance Sheet.

            SECTION 3.30 Marketable Securities and Other Investments. Schedule
3.30 lists all of the marketable securities and other investments included in the Balance Sheet (the "Company Investments"), all of which are owned by the Company free and clear of all liens, encumbrances or claims, except as disclosed in Schedule 3.30. The value ascribed to each of the Company Investments is in accordance with GAAP, and the Financial Statements are in conformity with the requirements of Financial Accounting Standards Board Statement No. 115. All of the Company Investments are readily marketable except as described in Schedule
3.30. Since the date of the Balance Sheet, there has been no material decline in the aggregate market value of the Company Investments.

            SECTION 3.31 Loans to or from Officers, Directors, Shareholders or Employees. Except as set forth in Schedule 3.31, the Company does not have outstanding any loans, advances or other indebtedness incurred by any director, officer, Shareholder or employee of the Company or any member of their respective families, and there are no loans or advances made to the Company by or indebtedness incurred by the Company to any, director, officer, Shareholder or employee of the Company or any member of their respective families ("Related Party Loans"). True and complete copies of all promissory notes or other agreements or documents evidencing the Related Party Loans have been heretofore delivered to Parent.

            SECTION 3.32 Service Warranties; Contract Losses. Adequate provision in accordance with GAAP has been made in the Financial Statements for claims under warranties provided for in all contracts with Contract Parties. The Financial Statements adequately reflect the known and anticipated losses, if any, for any outstanding and uncompleted contracts with Contract Parties, and there are no such known or anticipated losses that are not so reflected in the Financial Statements.

            SECTION 3.33 Backlog. Schedule 3.33 discloses the backlog of services to be provided by the Company pursuant to each contract with a Contract Party, the reasonably anticipated value of such services and the date by which performance by the Company of each such contract is anticipated to be completed.

            SECTION 3.34 Representations and Warranties True; No Misleading Statements. All of the representations and warranties set forth in this Article III shall be true and correct as of the Effective Time as if made at that time. The representations and warranties made herein and in any Schedule, list or other document specifically referred to herein and delivered by the Company or the Shareholders pursuant hereto, and all information provided by the Company for inclusion in the Merger Information (hereinafter defined), taken as a whole, do not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                               OF THE SHAREHOLDERS

            Each Shareholder hereby represents and warrants to Parent and Acquisition, as to itself, severally and not jointly, as follows, knowing and intending that each of Parent and Acquisition is relying hereon in entering into the transactions contemplated hereby:

            SECTION 4.01 Authority and Capacity Relative to Agreement. Such Shareholder has all requisite power, authority and legal capacity to enter into and perform each of its obligations hereunder.

            SECTION 4.02 Execution and Performance of Agreement; Validity and Binding Nature. The execution and delivery of this Agreement, and the performance by such Shareholder of the terms of this Agreement and the transactions contemplated hereby, will not result in a material breach of any of the terms of, or constitute a violation or default under, any statute or contract, indenture or other instrument by which such Shareholder or any of its respective properties are bound, and no consent, approval, authorization or order of any court or governmental authority is required in connection with the execution and delivery of this Agreement by such Shareholder and the performance by such Shareholder of the terms of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Shareholder and, together with the other documents and agreements to be executed by all parties whose execution and delivery thereof is required, constitutes the legal, valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, receivership, moratorium, conservatorship, reorganization or other laws of general application affecting the rights of creditors generally or by general principles of equity. Such Shareholder has the legal right and authority to vote the shares of Company Common Stock and/or Preferred Stock held of record by it in favor of the execution, delivery and performance of this Agreement and the consummation of the Merger in accordance with the provisions hereof.

            SECTION 4.03 Stock of the Company. The number of shares of Company Common Stock, shares of Preferred Stock, Company Common Stock Options and Series C Stock Options, as applicable, beneficially owned by such Shareholder is as identified on Schedule 3.04(a) and Schedule 3.04(b), respectively, opposite the respective Shareholder's name. The shares of Company Common Stock, shares of Preferred Stock, Company Common Stock Options and Series C Stock Options, as applicable, beneficially owned by such Shareholder are owned free and clear of all liens, claims, options, encumbrances or restrictions whatsoever. Such Shareholder has the full legal right and power and all authorizations and approvals required by law or otherwise to sell, transfer and deliver such shares as contemplated hereunder and to make the representations, warranties and agreements set forth in this Agreement. Except with respect to the shares of the Company Common Stock, shares of Preferred Stock, Company Common Stock Options and Series C Stock Options, as applicable, identified on Schedule 3.04(a) and
Schedule 3.04(b), respectively, opposite the respective Shareholder's name, such Shareholder has no outstanding claim against the Company or any right whatsoever with respect to any shares of the capital stock of the Company, including without limitation any other option, warrant or other right to acquire shares of the capital stock of the Company or any securities, options or other instruments convertible or exchangeable into shares of capital stock of the Company. Except as set forth in Schedule 3.02(a), no Shareholder is a party to any shareholders agreement, buy-sell agreement or similar agreement or arrangement with respect to the Company Common Stock or other equity interest in the Company.

            SECTION 4.04 Additional Representations and Covenants of
Shareholders.

            (a) Each Shareholder understands that the shares of Parent Common Stock which are the subject of this Agreement are intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") by virtue of Section 4(2) based, in part, upon the representations, warranties and agreements of such Shareholder contained in this Agreement.

            (b) Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved the Parent Common Stock or passed upon or endorsed the merits of an investment therein or confirmed the accuracy or adequacy of any information provided by Parent to the Shareholders or the accuracy or adequacy of any of the representations, warranties and agreements of Parent contained herein.

            (c) Except as contemplated pursuant to Section 7.12 hereof, such Shareholder is acquiring Parent Common Stock solely for its own account for investment and not with a view to resale or distribution thereof, in whole or in part. Such Shareholder has no agreement or arrangement, formal or informal, written or oral, with any person to sell or transfer or otherwise dispose of all or any part of the Parent Common Stock, and has no present plans to enter into any such agreement or arrangement.

            (d) Such Shareholder did not become aware of the offer and sale of Parent Common Stock through or as a result of any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or other media in connection with the offer and sale of Parent Common Stock contemplated hereby and is not purchasing Parent Common Stock through or as a result of any seminar or meeting to which such Shareholder was invited.

            (e) Such Shareholder (other than the Berlack Trust and the Cowie Trust) meets the requirements of at least one of the categories of an "accredited investor", as defined in Rule 501(a) promulgated under the Securities Act and as set forth in the form of Accredited Investor Certification attached hereto as Exhibit B. In connection with the closing of the transactions contemplated by this Agreement, such Shareholder (other than the Berlack Trust and the Cowie Trust) shall certify to Parent, in the form of the certification set forth in Exhibit B, as to which category (or categories) of accredited investor is applicable to such Shareholder.

            (f) Such Shareholder, or such Shareholder together with its purchaser representative, if any, has such knowledge and experience in financial, tax, and business matters in general, and investments in securities in particular, so as to enable such Shareholder to evaluate the merits and risks of an investment in Parent Common Stock and to make an informed investment decision with respect thereto.

            (g) Such Shareholder recognizes that it must bear the substantial economic risks of the investment in Parent Common Stock indefinitely, because none of the Parent Common Stock may be sold, transferred, hypothecated or otherwise disposed of unless such Parent Common Stock is registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. Legends shall be placed on the certificates representing Parent Common Stock issuable stating that the shares represented thereby have not been registered under the Securities Act or applicable state securities laws, and appropriate notations thereof will be made in Parent's stock books.

            (h) Such Shareholder has adequate means of providing for its current financial needs and foreseeable contingencies and has no need for liquidity of its investment in Parent Common Stock for an indefinite period of time. Such Shareholder's overall commitment to investments which are not readily marketable is not excessive in view of its net worth and financial circumstances and the purchase of the Parent Common Stock will not cause such commitment to become excessive.

            (i) Such Shareholder is not relying on Parent or any of its employees or agents with respect to the legal, tax, economic and related considerations of an investment in Parent Common Stock, other than as expressly contained in the representations and warranties of Parent contained in Article V hereof. There has been delivered to each Shareholder copies of this Agreement, Parent's Annual Report on Form 10-K for the Fiscal Year Ended June 30, 1996, Parent's 1996 Annual Report to Stockholders, Parent Quarterly Reports on Form 10-Q for the Quarters ended September 30, 1996, December 31, 1996 and March 31, 1997, Parent's Proxy Statement for its Annual Meeting held on November 14, 1996, Parent's press release dated July 17, 1997, the Financial Statements and a summary description of the Company's business (collectively, the "Merger Information"). Each Shareholder has read and fully understands the Merger Information.

            (j) Such Shareholder (i) has had the opportunity to obtain all information requested by it for the purpose of verifying the Merger Information or for any other purpose related hereto and (ii) has had the opportunity to meet with representatives of Parent and to have them answer any questions and provide such additional information regarding the terms and conditions of the transactions contemplated hereby, the information with respect to Parent included in the Merger Information and the business and prospects of Parent deemed relevant by such Shareholder, all of which questions have been answered and all of which requested information has been provided to the full satisfaction of such Shareholder. Such Shareholder is aware that an investment in Parent Common Stock is speculative and involves significant risks, including, among other things, the risk of the loss of such Shareholder's entire investment in Parent Common Stock.

            (k) In evaluating the suitability of an investment in Parent, and in deciding to enter into this Agreement, such Shareholder has not relied upon any representation or other information (whether oral or written) other than as set forth in the representations and warranties of Parent contained in Article V of this Agreement and in the Merger Information. No oral or written representations have been made, or oral or written information furnished, to such Shareholder or such Shareholder together with its purchaser representative, if any, in connection with the offer and sale of Parent Common Stock that are in any way inconsistent with the representations and warranties of Parent contained herein or any of the information contained in the Merger Information.

            (l) Except as described in Schedule 4.04(l) hereto, such Shareholder has no beneficial interest, directly or indirectly, in any person, firm, corporation, partnership or other entity which is or within the past two years has been a supplier of any goods or services to the Company, including, without limitation, any Major Supplier, or from which the Company has received fees, including, without limitation, any Contract Party, other than as the beneficial owner of 1% or less of the voting securities of a publicly held corporation. The nature and amount of any such beneficial interest is disclosed in Schedule 4.04(l).

            (m) Such Shareholder is familiar with the business, historical financial performance and prospects of the Company, including the risks associated therewith. None of the information provided by such Shareholder for insertion in the Merger

Information contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

            (n) Such Shareholder has no plan or intention to sell, exchange, or otherwise dispose of a number of shares of Parent Common Stock received in the Merger that would reduce such Shareholder's ownership of Parent Common Stock to a number of shares having a value, as of the date of the Merger, of less than fifty (50%) percent of the value of all of the formerly outstanding Company Common Stock and Company Preferred Stock held by such Shareholder as of the same date. For purposes of this representation, shares of Company Common Stock and Company Preferred Stock exchanged for cash or other property, surrendered by a dissenter or exchanged for cash in lieu of fractional shares of Parent Common Stock will be treated as outstanding Company Common Stock and/or Company Preferred Stock on the date of the Merger. Moreover, shares of Parent Common Stock held by a Shareholder and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

            (o) Such Shareholder, if an individual person, is not required to obtain any spousal consent in connection with the transactions contemplated hereby.

            (p) Such Shareholder hereby represents that it will pay its own expenses, if any, incurred in connection with the Merger and will not pay expenses, if any, incurred by the Company, Parent, or Acquisition in connection with the Merger.

            SECTION 4.05 Representations and Warranties True; No Misleading Statements. All of the representations and warranties set forth in this Article IV shall be true and correct as of the Effective Time as if made at that time. The representations and warranties made in this Article IV or other document specifically referred to in this Article IV and delivered by such Shareholder pursuant hereto do not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PARENT

            Parent represents and warrants to the Company and each Shareholder as follows:

            SECTION 5.01 Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on Parent.

            SECTION 5.02 Subsidiaries. Each subsidiary of Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as it is now being conducted. Each such subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on Parent. All the outstanding shares of capital stock of Parent's subsidiaries are validly issued, fully paid and nonassessable and are owned by Parent or by a wholly-owned subsidiary of Parent.

            SECTION 5.03 Capitalization. The authorized capital stock of Parent consists of 80,000,000 shares of Parent Common Stock, and, as of June 30, 1997, 25,235,288 shares of Parent Common Stock were issued and outstanding, all of which were validly issued and are fully paid and nonassessable. Except as contemplated hereby and except for options and stock purchase rights outstanding under Parent's employee stock purchase and stock option plans, and rights outstanding under the Rights Agreement dated May 7, 1997 between Parent and Bank of New York, as rights agent, no subscription, warrant, option, convertible security, stock appreciation or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of Parent is authorized or outstanding and there is not any agreement of Parent to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets. Parent does not have any obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. At the Effective Time, Parent will have sufficient authorized but unissued shares of Parent Common Stock available for issuance in accordance with Article II hereof.

            SECTION 5.04 Authority Relative to Agreement. Parent has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by the Board of Directors of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, receivership, moratorium, conservatorship, reorganization or other laws of general application affecting the rights of creditors generally or by general principles of equity.

            SECTION 5.05 Non-Contravention. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby will not (i) conflict with any provision of the Certificate of Incorporation or By-Laws of Parent or any of its subsidiaries or (ii) result (with the giving of notice or the lapse of time or both) in any violation of or default or loss of a benefit under, or permit the acceleration of any obligation under, any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or any of their respective properties, other than any such violation, default, loss or acceleration that would not materially adversely affect the ability of Parent to consummate the transactions contemplated hereby or to conduct the business of the Company and its subsidiaries after the Effective Time.

            SECTION 5.06 Parent Public Information. Parent has provided to each Shareholder, or will provide each Shareholder prior to the shareholders' meeting referred to in Section 7.01(j) hereof, a copy of that portion of the Merger Information consisting of a summary of the Merger, a summary of risk factors associated with an investment in Parent Common Stock and the public reports of Parent referred to in Section 4.04(i) (the "Parent Public Information"). The Parent Public Information does not, and will not, as of the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            SECTION 5.07 Financial Statements. The consolidated financial statements of Parent included in the Parent Public Information (a) have been prepared from the books and records of

Parent and its consolidated subsidiaries and (b) have been prepared in accordance with GAAP consistently applied and consistent with prior periods, subject, in the case of unaudited interim consolidated financial statements, to year-end adjustments (which consist of normal recurring accruals) and the absence of certain footnote disclosures. The consolidated financial statements of Parent included in the Parent Public Information fairly present in all material respects the financial position of Parent and its subsidiaries as of their respective dates, and the related consolidated statements of operations, shareholders' equity and cash flows included in the Parent Public Information fairly present in all material respects the results of operations of Parent and its subsidiaries for the respective periods then ended, subject, in the case of unaudited interim financial statements, to year-end adjustments (which consist of normal recurring accruals) and the absence of certain footnote disclosures.

            SECTION 5.08 Absence of Certain Changes or Events. Except as contemplated hereby and except for the issuance of Parent Common Stock pursuant to employee benefit plans of Parent described in Section 5.03 above, since March 31, 1997, Parent has not (i) issued any Parent Common Stock or securities or obligations convertible into or exchangeable for Parent Common Stock, (ii) incurred any material liabilities (absolute or contingent), except in the ordinary course of business or (iii) suffered any Material Adverse Effect on Parent and its consolidated subsidiaries taken as a whole.

            SECTION 5.09 Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign governmental or regulatory authority is required to be made or obtained by Parent in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, except for (i) filings pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated by the SEC thereunder, if applicable, (ii) filings with state securities agencies under state securities or blue sky laws, if applicable,(iii) the filing with Nasdaq of an application for the listing on the Nasdaq National Market of shares of Parent Common Stock to be issued in connection with the Merger, (iv) the filing of a Certificate of Merger with the Secretary of State of Delaware in accordance with the Delaware GCL, (v) the filing of Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts in accordance with the Massachusetts BCL, (vi) any licenses, permits, franchises or other governmental authorizations pertaining to the business of the Company and its subsidiaries that are required as a result of the consummation of the transactions contemplated hereby and (vii) such consents, approvals, orders or authorizations which if not obtained, or registrations, declarations or filings which if not made, would not materially adversely affect the ability of Parent to consummate the transactions contemplated hereby or to conduct the business of the Company and its subsidiaries, if any, after the Effective Time.

            SECTION 5.10 Compliance with Law. Neither Parent nor any of its subsidiaries is in default under any order of any court, governmental authority or arbitration board or tribunal. Neither Parent nor any such subsidiary has received notice of any alleged violation of any applicable laws, ordinances and governmental rules and regulations to which Parent or any such subsidiary is subject, including, without limitation, federal securities and banking laws. Neither Parent nor any subsidiary has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, except where the failure to obtain such licenses, permits, franchises or other governmental authorizations would not have a Material Adverse Effect on Parent.

            SECTION 5.11 Litigation. There is no litigation, investigation or proceeding pending or, to the knowledge of Parent, threatened, involving Parent, any subsidiary of Parent, including, without limitation, Acquisition, or any of their respective properties, other than litigation disclosed in the Parent Public Information, which, if decided adversely to Parent, would result in a Material Adverse Effect. There are no outstanding orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal materially affecting or materially limiting the conduct of the business of Parent and its subsidiaries taken as a whole.

            SECTION 5.12 Tax-Free Reorganization.

            (a) It is Parent's intention that the fair market value of the Parent Common Stock and other consideration received by each Company shareholder will be approximately equal to the fair market value of the Company Common Stock and Company Preferred Stock surrendered in the Merger.

            (b) The aggregate amount of cash distributed to shareholders of the Company in exchange for their shares of Company Common Stock and Company Preferred Stock (including amounts of cash distributed in lieu of fractional shares of Parent Common Stock) will not exceed 20 percent of the sum of (i) the fair market value of the Parent Common Stock issued in exchange for Company Common Stock and Company Preferred Stock and (ii) the amount of such cash.

            (c) To the knowledge of Parent, there is no plan or intention by the shareholders of the Company who own five percent or more of the Company Common Stock and Company Preferred Stock to sell, exchange, or otherwise dispose of a number of shares of Parent Common Stock received in the Merger that would reduce the Company shareholders' ownership of Parent Common Stock to a number of shares having a value, as of the date of the Merger, of less than fifty (50%) percent of the value of all of the formerly outstanding Company Common Stock and Company Preferred Stock as of the same date. For purposes of making this representation and warranty, shares of Company Common Stock and Company Preferred Stock exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of Parent Common Stock will be treated as outstanding Company Common Stock and Company Preferred Stock on the date of the Merger. For purposes of making this representation and warranty, shares of Parent Common Stock held by Company shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger are considered.

            (d) Prior to the Effective Time, Parent will be in control of Acquisition within the meaning of Section 368(c) of the Code.

            (e) Parent has no present plan or intention to cause the Surviving Corporation to issue additional shares of its capital stock that would result in Parent losing control of the Surviving Corporation within the meaning of Section 368(c) of the Code.

            (f) Parent has no present plan or intention to reacquire any Parent Common Stock issued in the Merger other than such shares as may be received by Parent pursuant to the satisfaction of indemnification obligations under Section
7.08 hereof.

            (g) Parent has no present plan or intention to liquidate the Surviving Corporation; to merge the Surviving Corporation with or into another corporation other than a corporation controlled by Parent; to sell or otherwise dispose of the capital stock of the Surviving Corporation, except for transfers of stock to corporations controlled by Parent; or to cause the Surviving Corporation to sell or otherwise dispose of any of its assets or of any of the assets acquired from Acquisition, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by the Surviving Corporation.

            (h) Following the Merger, Parent will cause the Surviving Corporation to continue the Company's historic business or to use a significant portion of its historic business assets in a business.

            (i) Parent will pay its own expenses, if any, incurred in connection with the Merger. Parent will not pay expenses, if any, incurred by the Company's shareholders, or Acquisition in connection with the Merger. If Parent pays or assumes any expenses which the Company incurred in connection with the Merger, Parent will pay or assume only those expenses that are solely and directly related to the Merger, as contemplated by this Agreement.

            (j) There is no intercorporate indebtedness existing between Parent and the Company or between Acquisition and the Company that was issued, acquired or is intended to be settled at a discount.

            (k) In the Merger, shares of Company Common Stock and Company Preferred Stock representing control of the Company as defined in Section 368(c) of the Code, will be exchanged solely for voting stock of Parent.

            (l) Immediately prior to the Effective Time, Parent will not own, nor will it have owned during the past five years, any shares of the stock of the Company.

            (m) Parent is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

            (n) The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Company's shareholders instead of issuing fractional shares of Parent Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to the Company's shareholders in exchange for their shares of Company Common Stock and Company Preferred Stock. The fractional share interests of each shareholder of the Company in the Merger will be aggregated, and no Company shareholder will receive cash in exchange for fractional shares in an amount equal to or greater than the value of one full share of Parent Common Stock.

            (o) None of the compensation paid to any shareholder-employee of the Surviving Corporation after the Effective Time will be separate consideration for, or allocable to, any of their shares of Company Common Stock or Company Preferred Stock. None of the shares of Parent Common Stock received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any employment agreement. The compensation paid to any shareholder-employee of the Surviving Corporation after the Effective Time will be solely for services actually rendered and will have been bargained for at arm's length.

            SECTION 5.13 Representations and Warranties True; No Misleading Statements. All of the representations and warranties set forth in this Article V shall be true and correct as of the Effective Time as if made at that time. The representations and warranties made herein and in any Schedule, list or other document specifically referred to herein and delivered by the Parent pursuant hereto, and all information provided by the Parent for inclusion in the Merger Information, taken as a whole, do not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI

                REPRESENTATIONS AND WARRANTIES OF ACQUISITION

            Acquisition represents and warrants to the Company and each Shareholder as follows:

            SECTION 6.01 Organization and Qualification. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. Acquisition is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on the financial condition, operating results or business of Acquisition.

            SECTION 6.02 Capitalization. The authorized capital stock of Acquisition consists of 3,000 shares of common stock, $.01 par value. As of the date hereof, 100 shares of such common stock are validly issued and outstanding, fully paid and nonassessable and are owned of record and beneficially by Parent, and no shares of such common stock are held in the treasury of Acquisition. Acquisition has no commitments to issue or sell any shares of such common stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from Acquisition, any shares of such common stock, and no securities or obligations evidencing any such rights are outstanding.

            SECTION 6.03 Authority Relative to Agreement. Acquisition has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Acquisition and the consummation by Acquisition of the transactions contemplated hereby have been duly authorized by the Board of Directors of Acquisition and by Parent as its sole stockholder, and no other corporate proceedings on the part of Acquisition are necessary to authorize this Agreement and the transactions contemplated hereby. This

Agreement has been duly executed and delivered by Acquisition and constitutes the legal, valid and binding obligation of Acquisition, enforceable against Acquisition in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, receivership, moratorium, conservatorship, reorganization or other laws of general application affecting the rights of creditors generally or by principals of equity.

            SECTION 6.04 Non-Contravention. The execution and delivery of this Agreement by Acquisition and the consummation by Acquisition of the transactions contemplated hereby will not (i) conflict with any provision of the Certificate of Incorporation or By-Laws of Acquisition or (ii) result (with the giving of notice or the lapse of time or both) in any violation of or default or loss of a benefit under, or permit the acceleration of any obligation under, any mortgage, indenture, lease, agreement, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquisition or its properties, other than any such violation, default, loss or acceleration that would not adversely affect the ability of Acquisition to consummate the transactions contemplated hereby.

            SECTION 6.05 Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign governmental or regulatory authority is required to be made or obtained by Acquisition in connection with the execution and delivery of this Agreement by Acquisition or the consummation by Acquisition of the transactions contemplated hereby, except for (i) the filing of a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the Delaware GCL and the filing of Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts in accordance with the Massachusetts BCL, (ii) any licenses, permits, franchises or other governmental authorizations pertaining to the business of Acquisition that are required as a result of the consummation of the transactions contemplated hereby and (iii) such consents, approvals, orders or authorizations which if not obtained, or registrations, declarations or filings which if not made, would not adversely affect the ability of Acquisition to consummate the transactions contemplated hereby.

            SECTION 6.06 Tax-Free Reorganization.

            (a) It is Acquisition's intention that the fair market value of the Parent Common Stock and other consideration received by each Company shareholder will be approximately equal to the fair market value of the Company Common Stock and Company Preferred Stock surrendered in the Merger.

            (b) To the knowledge of Acquisition, there is no plan or intention by the shareholders of the Company who own five percent (5%) or more of the Company Common Stock and Company Preferred Stock to sell, exchange, or otherwise dispose of a number of shares of Parent Common Stock received in the Merger that would reduce the Company shareholders' ownership of Parent Common Stock to a number of shares having a value, as of the date of the Merger, of less than fifty percent (50%) of the value of all of the formerly outstanding Company Common Stock and Company Preferred Stock as of the same date. For purposes of making this representation and warranty, shares of Company Common Stock and Company Preferred Stock exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of Parent Common Stock will be treated as outstanding Company Common Stock and Company Preferred Stock on the date of the Merger. For purposes of making this representation and warranty, shares of Parent Common Stock held by Company shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger are considered.

            (c) Pursuant to the Merger, Acquisition will transfer to the Company at least ninety percent (90%) of the fair market value of its net assets and at least seventy percent (70%) of the fair market value of its gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by Acquisition to dissenters, amounts used by Acquisition to pay reorganization expenses, and amounts paid by Acquisition to shareholders who receive cash or other property in lieu of fractional shares of Parent Common Stock will be included as assets held by Acquisition immediately prior to the Merger.

            (d) Prior to the Effective Time, Parent will be in control of Acquisition within the meaning of Section 368(c) of the Code.

            (e) The liabilities of Acquisition assumed by the Company and the liabilities to which the transferred assets of Acquisition are subject were incurred by Acquisition in the ordinary course of its business.

            (f) Acquisition will pay its own expenses, if any, incurred in connection with the Merger. Acquisition will not pay expenses, if any, incurred by Parent, the Company, or the Company's shareholders in connection with the Merger.

            (g) There is no intercorporate indebtedness existing between Acquisition and the Company that was issued, acquired or will be settled at a discount.

            (h) Acquisition is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

            SECTION 6.07 Other Matters. Acquisition has been formed for the sole purpose of effecting the Merger and, except as contemplated by this Agreement, Acquisition has not conducted any business activities and does not have any material liabilities or obligations.

            SECTION 6.08 Representations and Warranties True; No Misleading Statements. All of the representations and warranties set forth in this Article VI shall be true and correct as of the Effective Time as if made at that time. The representations and warranties made herein and in any Schedule, list or other document specifically referred to herein and delivered by Acquisition pursuant hereto, and all information provided by Acquisition for inclusion in the Merger Information, taken as a whole, do not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VII

                                    COVENANTS

            SECTION 7.01 Conduct of the Company's Business. The Company and each Shareholder covenants and agrees that, prior to the Effective Time, unless Parent shall otherwise consent in writing or as otherwise expressly contemplated by this Agreement:

            (a) the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business and consistent with past practice; and

            (b) The Company shall not, directly or indirectly, do any of the following:

      (i) sell, pledge, dispose of or encumber (or permit any of its subsidiaries to sell, pledge, dispose of or encumber) any assets of the Company or any of its subsidiaries, except inventory and immaterial assets in the ordinary course of business and except the granting of licenses with respect to the Inframax(R) product in the ordinary course of business; (ii) amend or propose to amend its Restated Articles of Organization or By-Laws; (iii) split, combine or reclassify any outstanding shares of its capital stock, or declare, set aside or pay any dividend payable in cash, stock, property or otherwise with respect to such shares; (iv) redeem, purchase, acquire or offer to acquire (or permit any of its subsidiaries to redeem, purchase, acquire or offer to acquire) any shares of its capital stock of any class; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this paragraph
      (b);

            (c) The Company shall not (i) issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or securities convertible or exchangeable for, or any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class or other property or assets, except in respect of the exercise of Company Common Stock Options, Series C Stock Options and/or the Warrant in accordance with their respective terms; (ii) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof (except an existing wholly-owned subsidiary); (iii) incur any indebtedness for borrowed money or issue any debt securities except for borrowings in the ordinary course of business under the Company's revolving credit agreement with Silicon Valley Bank; (iv) enter into or modify any contract, lease, agreement or commitment, except in the ordinary course of business and consistent with past practice; (v) terminate, modify, assign, waive, release or relinquish any contract rights or amend any rights or claims not in the ordinary course of business or (vi) settle or compromise any claim, action, suit or proceeding pending or threatened against the Company, or, if the Company may be liable or obligated to provide indemnification, against the Company's directors or officers, before any court, governmental agency or arbitrator; provided that nothing herein shall require any action that might impair or otherwise affect the obligation of any insurance carrier under any insurance policy maintained by the Company;

            (d) The Company shall not grant any increase in the salary or other compensation of its employees, except pursuant to the terms of employment agreements in effect on the date hereof and listed on a Schedule hereto, or grant any bonus to any employee or enter into any employment agreement or make any loan to or enter into any material transaction of any other nature with any employee of the Company or any subsidiary;

            (e) The Company shall not take any action to institute any new severance or termination pay practices with respect to any directors, officers or employees of the Company or its subsidiaries or to increase the benefits payable under its severance or termination pay practices;

            (f) The Company shall not adopt or amend, in any respect, except as contemplated hereby or as may be required by applicable law or regulation, any collective bargaining, bonus, profit sharing, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund, plan or arrangement for the benefit or welfare of any directors, officers or employees;

            (g) The Company shall not intentionally take any action which might in any manner prevent the business combination to be effected by the Merger from being accounted for as a pooling-of-interests by Parent for the purposes of its consolidated financial statements under GAAP and applicable SEC rules and regulations;

            (h) The Company shall use reasonable good faith, to the extent not prohibited by the foregoing provisions of this Section 7.01, to maintain its relationships with its distributors, suppliers and customers, and if and as requested by Parent or Acquisition, (i) the Company shall use reasonable good faith efforts to make reasonable arrangements for representatives of Parent or Acquisition to meet, together with representatives of the Company, with customers and suppliers of the Company requested by Parent in order to ensure that the Company's relationships with such customers and suppliers will remain in force under substantially the same terms following the Effective Time as are in effect on the date hereof, and (ii) the Company shall schedule, and the management of the Company shall participate in, meetings of representatives of Parent or Acquisition with employees of the Company or any of its subsidiaries;

            (i) The Company and the other parties thereto shall terminate, effective as of the Effective Time, each of the agreements disclosed in
      Schedule 3.02(a) to which they are parties, except as otherwise set forth in such Schedule 3.02(a);

            (j) The Company shall hold a shareholders' meeting for the purpose of authorizing and approving the consummation of the Merger in accordance with the provisions hereof no later than August 27, 1997;

            (k) The Company shall use good faith efforts, dedicating all resources required, to complete the Merger so that the Effective Time shall occur not later than August 29, 1997; and

            (l) The Company shall use reasonable efforts to obtain, prior to the Effective Time, a written undertaking of Silicon Valley Bank to be bound by the provisions of Section 7.11 hereof.

            SECTION 7.02 Certain Covenants of Parent.

            (a) Parent covenants and agrees that, prior to the Effective Time, unless the Company shall otherwise consent in writing or as otherwise expressly contemplated by this Agreement, Parent shall not amend its Certificate of Incorporation or By-Laws in a manner that could reasonably be expected to be materially adverse to the Shareholders. Parent shall use good faith efforts, dedicating all resources required, to complete the Merger so that the Effective Time shall occur not later than August 29, 1997.

            (b) Parent covenants and agrees that, after the Effective Time, Parent shall reserve and make available to certain employees of the Surviving Corporation a pool of options exercisable for an aggregate of 120,000 shares of Parent Common Stock, not including options granted to Cowie pursuant to the Employment Agreement (hereinafter defined), all in accordance with the terms and provisions of Parent's 1995 Stock Option Plan and/or Parent's 1996 Stock Option Plan.

            (c) Parent covenants and agrees that, prior to the Effective Time, Parent shall not intentionally take any action so as to impact Parent's ability to account for the business combination to be effected by the Merger as a pooling-of-interests for purposes of its consolidated financial statements under GAAP and applicable SEC rules and regulations.

            SECTION 7.03 Access to Information. (a) The Company shall, and shall cause its officers, directors, employees, representatives and agents to, afford, from the date hereof to the Effective Time, the officers, employees, accountants, attorneys and other representatives and agents of Parent reasonable and complete access, upon reasonable notice, during regular business hours to its premises and its officers, employees, agents, properties, books, records and workpapers, and shall furnish Parent all financial, operating and other information and data as Parent, through its officers, accountants, attorneys and other employees or agents, may reasonably request.

            (b) Parent shall, and shall cause its officers, directors, employees, representatives and agents to, afford, from the date hereof to the Effective Time, the officers, employees, representatives and agents of the Company reasonable access during regular business hours to its officers, employees, agents, properties, books, records and workpapers, and shall furnish the Company all financial, operating and other information and data as the Company, through its officers, employees or agents, may reasonably request.

            (c) No investigation pursuant to this Section 7.03 shall affect, add to or subtract from any representations or warranties of the parties hereto or the conditions to the obligations of the parties hereto to effect the Merger.

            SECTION 7.04 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, without limitation, using all reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings; provided that the foregoing shall not require Parent or the Company to agree to make, or to permit Parent or the Company to make, any divestiture of a significant asset in order to obtain any waiver, consent or approval.

            SECTION 7.05 Inquiries and Negotiations. (a) Neither the Company nor any of its affiliates, shareholders, directors, officers, employees, representatives or agents shall, from July 1, through the Effective Time directly or indirectly, (i) solicit or initiate any discussions, submissions of proposals or offers or negotiations with, or (ii) participate in any negotiations or discussions with, or provide any information or data of any nature whatsoever to, or otherwise cooperate in any other way with, or assist or participate in, facilitate or encourage any effort or attempt by, any person, other than Parent and its affiliates, representatives and agents, concerning any merger, consolidation, sale of substantial assets, sale of shares of capital stock (other than pursuant to the exercise of Company Common Stock Options, Series C Stock Options or the Warrant) or other securities, recapitalization, debt restructuring or similar transaction involving the Company or any subsidiary, or any division of the Company or any subsidiary. The Company shall immediately notify Parent if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company in respect of any such transaction, and shall, in any such notice to Parent, indicate the identity of the offeror and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter, without engaging in any conduct prohibited hereby, shall keep Parent informed of the status and terms of any such proposals or offers. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party.

            SECTION 7.06 Employment and Non-Competition Agreements. Contemporaneously herewith, the Company shall terminate, effective immediately prior to the Effective Time, (a) the Company's employment agreement with Cowie and (b) employment of Paul U. Bergeron under his employment agreement with the Company. Contemporaneously herewith, Cowie shall enter into, effective as of the Effective Time, an employment agreement with Parent and/or the Surviving Corporation (the "Employment Agreement") and a non-competition and confidentiality agreement for the benefit of Parent and the Surviving Corporation (the "Non-Competition Agreement").

            SECTION 7.07 Notification of Certain Matters. The Company shall give prompt notice to Parent and Acquisition, and Parent and Acquisition shall give prompt notice to the Company, of (i) the occurrence, or failure to occur, of any event that such party believes would be likely to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time and (ii) any material failure of the Company, Parent or Acquisition, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that failure to give such notice shall not constitute a waiver of any defense that may be validly asserted.

            SECTION 7.08 Indemnification. Solely for purposes of this Section 7.08, the term "Shareholders" shall be deemed to mean, in addition to the Shareholders identified in the Preamble of this Agreement, all other holders of Company Common Stock or Company Preferred Stock as of the Effective Time who are not parties to this Agreement.

            (a) Indemnifiable Breaches. Each Shareholder shall be severally liable to, and shall severally indemnify, protect, defend and hold harmless Parent and its successors and the Surviving Corporation and its successors, pursuant to the terms of this Section 7.08, against any and all claims, damages, liabilities and expenses (including reasonable attorneys' fees) sustained by Parent or the Surviving Corporation, in excess of insurance proceeds actually received by Parent or the Surviving Corporation, resulting from or in connection with the breach of any representation, warranty, covenant or other agreement made by the Company or any Shareholder in or pursuant to this Agreement or any other agreement or instrument executed and delivered by or on behalf of the Company and/or such Shareholder pursuant hereto or in connection herewith (such breaches or failures being hereinafter referred to individually as an "Indemnifiable Breach" and collectively as "Indemnifiable Breaches"); provided, however, that no Shareholder shall be required to pay Parent and/or the Surviving Corporation, as the case may be, pursuant to this
Section 7.08, (i) subject to clause (iii) below, with respect to any one or group of related Indemnifiable Breaches, an amount in excess of such Shareholder's Percentage Share (as hereinafter defined) of damages in connection with such Indemnifiable Breach or group of related Indemnifiable Breaches; (ii) subject to clause (iii) below, with respect to all Indemnifiable Breaches, an amount in excess of such Shareholder's Percentage Share of the aggregate amount of all damages resulting from all Indemnifiable Breaches; and (iii) in any event, in the aggregate, an amount in excess of fifty (50%) percent of the dollar value equivalent of Parent Common Stock, valued at the Average Price, received by such Shareholder upon consummation of the Merger pursuant to the terms hereof. For purposes of this Agreement, each "Shareholder's Percentage Share" shall mean the percentage determined by dividing (x) the number of shares of Parent Common Stock issuable to such Shareholder in the Merger by (y) the total number of shares of Parent Common Stock issuable to all Shareholders in the Merger. The indemnification obligations of the Shareholders under this
Section 7.08 shall apply to claims, damages, liabilities and expenses sustained by Parent and/or the Surviving Corporation in respect of Indemnifiable Breaches if and when the aggregate amount of such claims, damages, liabilities and expenses in respect of such Indemnifiable Breaches, including insurance proceeds actually received by Parent or the Surviving Corporation in connection therewith, exceeds One Hundred Fifty Thousand Dollars ($150,000) (the "Basket") and in the event the aggregate amount of the claims, damages, liabilities and expenses sustained by Parent and/or the Surviving Corporation in respect of Indemnifiable Breaches exceeds the Basket, the indemnification obligations of the Shareholders under this Section 7.08 shall apply to all claims, damages, liabilities and expenses actually sustained by Parent and/or the Surviving Corporation in respect of Indemnifiable Breaches. For purposes of this Section 7.08, Indemnifiable Breaches shall be deemed to be a group of related Indemnifiable Breaches if (i) they pertain to obligations of the Company or any Shareholder to a single party or group of affiliated parties or obligations of a single party or group of affiliated parties to the Company or any Shareholder,
(ii) they pertain to the same or similar transactions or (iii) they involve the same or similar legal or factual issues.

            (b) Satisfaction of Claims. Subject to the terms of the second sentence of Section 7.08(d) below, any Shareholder shall be permitted to satisfy such Shareholder's obligation(s) under this Section 7.08(b) in cash or by delivering to Parent or the Surviving Corporation, as the case may be, shares of Parent Common Stock in an amount equal to such Shareholder's liability based on a per share value equal to the Average Price.

            (c) Indemnification by Parent. Parent and Acquisition shall be jointly and severally liable to, and shall jointly and severally indemnify, protect, defend and hold harmless each Shareholder and its respective successors against any and all claims, damages, liabilities and expenses (including reasonable attorneys' fees) sustained by any Shareholder, resulting from or in connection with the breach of any representation, warranty, covenant or other agreement made by Parent or Acquisition in or pursuant to this Agreement or any other agreement or instrument executed and delivered by or on behalf of Parent and/or Acquisition pursuant hereto or in connection herewith.

            (d) Other Remedies. Notwithstanding anything herein to the contrary, any party hereto shall be entitled to (i) seek specific enforcement of the terms and provisions of this Agreement in the event of a breach thereof and (ii) sue for damages in the event of a wrongful termination of this Agreement in violation of Article IX hereof or the failure to consummate the transactions contemplated hereby through no fault of such party. In the event Parent and/or the Surviving Corporation becomes entitled to any sums under the terms hereof, Parent and/or the Surviving Corporation shall have the right but not the obligation to set off such liabilities of the Shareholders against any existing or future liabilities of Parent or the Surviving Corporation to the Shareholders or any of them individually other than against amounts owed by the Surviving Corporation to any such Shareholders as compensation for employment or otherwise. The terms of this Section 7.08 are intended to benefit the parties hereto and any and all claims for indemnification hereunder must be made during the period commencing on the date hereof and continuing until the earlier to occur of (i) one (1) year after the Effective Time or (ii) the publication of the independent audit report on the consolidated financial statements of Parent for the fiscal year ending June 30, 1998.

            SECTION 7.09 Confidentiality. Except as otherwise provided in that certain Confidentiality Agreement dated December 10, 1996 between the Company and the Parent with regard to information about the Company (the "Confidentiality Agreement"), Parent and Acquisition, on the one hand, and the Company and the Shareholders, on the other, shall hold, and shall use their respective best efforts to cause their respective officers, directors, employees, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the other parties furnished to such party in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by the receiving party; (ii) in the public domain through no fault of the receiving party; (iii) later lawfully acquired by such party from sources other than the other parties; or (iv) independently developed by such party without the use of such information; provided that each party may disclose such information to its affiliates and its affiliates' officers, directors, employees, consultants, advisors and agents, lenders and other investors in connection with the transactions contemplated by this Agreement so long as such persons are informed by such party of the confidential nature of such information and are directed by such party to treat such information confidentially. If the transactions contemplated by this Agreement are abandoned, such confidentiality shall be maintained and each party shall, and shall use its best efforts to cause its respective officers, directors, employees, consultants, advisors and agents to, destroy or deliver to the other party(s), upon request, all documents and other materials, and all copies thereof, obtained by such party or on its behalf from the other party(s) in connection with this Agreement that are subject to such confidentiality. The terms of this Section 7.09 shall survive indefinitely.

            SECTION 7.10 Covenants of Shareholders. (a) Each Shareholder hereby agrees not to:

            (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any shares of Company Common Stock owned by such Shareholder, other than as provided herein;

            (ii) grant any proxies or enter into a voting agreement or other arrangement with respect to any shares of Company Common Stock owned by such Shareholder, other than as provided herein; or

            (iii) deposit any shares of Company Common Stock owned by such Shareholder into a voting trust.

            (b) Each Shareholder hereby agrees not to take any action that would make any representation or warranty herein of such Shareholder untrue or incorrect in any material respect or that would have the effect of preventing or disabling such Shareholder from performing its obligations under this Agreement.

            (c) Each Shareholder hereby waives any and all dissenter's rights with respect to Company Common Stock granted pursuant to Sections 86-98 of the Massachusetts BCL.

            (d) Each Shareholder hereby agrees to surrender the Certificates owned by such Shareholder in exchange for certificates representing shares of Parent Common Stock and cash, if applicable, within five (5) business days after the Effective Time.

            (e) Each Shareholder agrees to vote the shares of Company Common Stock and/or Company Preferred Stock held by such Shareholder in favor of the execution, delivery and performance of this Agreement and the consummation of the Merger in accordance with the provisions hereof, and each Shareholder holding Series E Stock further agrees to vote its shares of Series E Stock, voting as a separate series, for the approval of the receipt of Parent Common Stock in the Merger instead of electing to treat the Merger as a liquidation.

            (f) Each Shareholder hereby agrees not to intentionally take any action which might in any manner prevent the business combination to be effected by the Merger from being accounted for as a pooling-of-interests by Parent for the purposes of its consolidated financial statements under GAAP and applicable SEC rules and regulations.

            SECTION 7.11 Transfer Restrictions After the Effective Time. Each Shareholder hereby agrees that, from and after the Effective Time:

            (a) Lock-Up. Such Shareholder shall not sell or otherwise reduce its risk relative to any shares of Parent Common Stock received by it in the Merger (within the meaning of Financial Reporting Policy, Section 201.01), except as permitted by Staff Accounting Bulletin No. 76 issued by the SEC, until Parent has published financial results covering a fiscal quarter that includes results (including combined sales and net income) for a period of at least 30 days of post-Merger operations. Parent agrees to use its good faith efforts to issue such financial results as soon as practicable.

            (b) Securities Act Compliance. Such Shareholder shall not offer, sell, or otherwise dispose of the shares of Parent Common Stock received by such Shareholder in connection with the Merger other than (i) pursuant to an effective registration statement under the Securities Act, or (ii) otherwise pursuant to an exemption from the registration requirements of the Securities Act.

      SECTION 7.12 Registration Rights Agreements. Parent and each shareholder of the Company who receives Parent Common Stock in connection with the Merger shall be entitled to certain registration rights, as provided in the registration rights agreement in the form of Exhibit C hereto (the "Registration Rights Agreement"), provided such shareholder executes and delivers to Parent a Registration Rights Agreement and delivers such further information as shall be required by Parent in connection with any registration statement provided for therein.

            SECTION 7.13 Conversion of Preferred Stock. Schedule 3.04(a) hereto completely and accurately sets forth any and all shares of Preferred Stock outstanding as of the date hereof and the respective owners of same. The Company covenants and agrees to use its reasonable efforts to cause holders of Series C Stock and holders of Series E Stock to convert their respective shares into Common Stock prior to the Effective Time such that as of the Effective Time, there shall be outstanding no shares of Company Preferred Stock whatsoever.

            SECTION 7.14 Conversion of Stock Options. Each of the Company and Cowie shall use their respective reasonable efforts to cause each holder of Company Common Stock Options who is an employee of the Company on and after the date hereof to refrain from exercising any such options prior to the Effective Time.

            SECTION 7.15 Repayment of Loans to Officers and Directors. Any loan of the Company to any officer or director of the Company which is outstanding as of the Effective Time shall be repaid to the Surviving Corporation on or before the first to occur of (a) the maturity date pursuant to the terms of such loan or (b) upon the first sale or other disposition by such officer or director of Parent Common Stock received in the Merger or received pursuant to the exercise of a Parent Stock Option.

            SECTION 7.16 Directors and Officers Liability Insurance. From the date hereof through the date immediately preceding the date on which the Effective Time occurs, Parent shall use reasonable efforts to arrange for the purchase, for the benefit of the directors and officers of the Company, directors and officers liability insurance in customary form and in reasonable amounts, at a cost not to exceed $25,000 in the aggregate ("D&O Insurance"), which D&O Insurance shall be effective commencing on the Effective Time and shall cover acts of the directors and officers of the Company prior to the Effective Time. The cost of said insurance shall be included in the Company Merger Expenses for the purpose of Section 2.01(a) hereof but only to the extent the Company Merger Expenses, in the aggregate, do not exceed $750,000. Any excess shall be deducted from the aggregate consideration to be paid in the Merger pursuant to Section 2.01(a).

            SECTION 7.17 Berlack Release. Berlack hereby releases the Company, Parent and the Surviving Corporation from any and all claims, damages, liabilities and expenses (including reasonable attorneys' fees) resulting from or incurred in connection with the conversion, redemption or repurchase of any security of the Company prior to the Effective Time.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

            SECTION 8.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at the Effective Time of the following condition:

            (a) no preliminary or permanent injunction or other order, decree or ruling issued by any court of competent jurisdiction nor any statute, rule, regulation or order entered, promulgated or enacted by any governmental, regulatory or administrative agency or authority shall be in effect that would prevent the consummation of the Merger as contemplated hereby.

            SECTION 8.02 Conditions to the Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

            (a) Parent and Acquistion shall have performed and complied in all material respects with all obligations and agreements required to be performed and complied with by it under this Agreement at or prior to the Effective Time;

            (b) the representations and warranties of Parent and Acquisition contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such date, except as otherwise contemplated or permitted by this Agreement;

            (c) the Company shall have received a certificate signed by the Chief Executive Officer of Parent, dated as of the Effective Time, to the effect that the conditions set forth in paragraphs (a) and (b) above have been satisfied;

            (d) the Merger shall have been duly approved by holders of (i) Company Common Stock and (ii) Company Preferred Stock; and

            (e) the Company shall have received the opinion of Shanley & Fisher, P.C., counsel to Parent and Acquisition, substantially in the form of Exhibit D attached hereto.

            SECTION 8.03 Conditions to the Obligation of Parent and Acquisition to Effect the Merger. The obligation of Parent and

Acquisition to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

            (a) The Company shall have performed and complied in all material respects with all obligations and agreements required to be performed and complied with by it under this Agreement at or prior to the Effective Time;

            (b) The representations and warranties of the Company and the Shareholders contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such date, except as otherwise contemplated or permitted by this Agreement;

            (c) Parent shall have received a certificate signed by the Chairman and Chief Executive Officer of the Company, dated as of the Effective Time, (i) to the effect that the conditions set forth in paragraphs (a) and (b) above have been satisfied and (ii) certifying with respect to the amount of Borrowings as of the Effective Time;

            (d) Parent shall have received reasonable assurance that all relationships with Contract Parties and Major Suppliers shall remain in force after the Effective Time upon substantially the same terms in effect prior to the Merger, except where any failure to receive such assurance would not have a Material Adverse Effect on the Company or the Surviving Corporation, and that the employees identified on Schedule 8.03(d) shall continue their employment with the Surviving Corporation after the Effective Time, as set forth in Schedule 8.03(d).

            (e) The Company's employment of Paul U. Bergeron shall have been terminated, any and all existing employment agreements between the Company and other senior management employees of the Company (other than Mark Emerick) with a term extending beyond June 30, 1998 shall have been terminated, and Parent and/or the Surviving Corporation and Cowie shall have executed and delivered the Employment Agreement and the Noncompetition Agreement;

            (f) Each Shareholder who is an accredited investor shall have executed and delivered an Accredited Investor Certification in the form of Exhibit E attached hereto;

            (g) Parent shall have determined, in its reasonable opinion, that the business combination to be effected by the Merger may be accounted for as a pooling-of-interests by Parent for purposes of its consolidated financial statements under GAAP and applicable SEC rules and regulations, provided that Parent shall not deem or assert the survival of claims for indemnification pursuant to Section 7.08(d) hereof or the survival of any covenant or agreement of the parties pursuant to Section 10.01 hereof as an impediment to the accounting for the business combination to be effected by the Merger as such pooling-of-interests ;

            (h) Parent and Acquisition shall have received the opinion of Foley, Hoag & Eliot, LLP, counsel to the Company, substantially in the form of Exhibit F attached hereto;

            (i) Parent shall have determined, in its good faith judgment, that the business of the Company shall have been operated, from June 30, 1997 through the Effective Time, in the normal and ordinary course including, without limitation that no dividends shall have been declared and/or issued by the Company and no stock options or bonuses granted, declared or issued for the officers or employees of the Company and that the Company, Cowie and other management employees shall have used their reasonable good faith efforts to preserve the goodwill of the business of the Company and to maintain and keep the assets intact and that no additional liabilities have been incurred, other than in the normal course of business;

            (j) The Merger shall have been approved by holders of shares representing, immediately prior the Effective Time, at least (1) ninety-four (94%) percent of the outstanding Company Common Stock; (2) 100% of the outstanding Series C Stock; and (3) 100% of the outstanding Series E Stock;

            (k) Parent shall have received a pay-off letter from Silicon Valley Bank, in customary form, stating the amount of all outstanding indebtedness of the Company to Silicon Valley Bank, including accrued interest to the Effective Time, and acknowledging that any and all amounts outstanding under any and all loans to the Company may be pre-paid and satisfied in full by Parent without any prepayment penalty or premium, and that upon such prepayment Silicon Valley Bank will release its security interest and return all loan documents marked "cancelled";

            (l) The Company shall have received from Arthur Andersen LLP, independent accountants of the Company, a letter dated on the date of the Effective Time, in form and substance satisfactory to Parent, to the effect that the Company qualifies as an entity that may be a party to a business combination for which the pooling-of-interests method of accounting would be available for the purposes of consolidated financial statements under GAAP and applicable SEC rules and regulations;

            (m) Parent shall have received duly executed resignation letters from all of the officers and directors of the Company; and

            (n) The Affiliate Agreement shall be in full force and effect as of the Effective Time.

                                   ARTICLE IX

                           TERMINATION AND ABANDONMENT

            SECTION 9.01 Termination and Abandonment. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective
Time:

                  (a) by mutual action of the Boards of Directors of Parent and the Company;

                  (b) by the Company, if all of the conditions set forth in
            Section 8.03 shall have been complied with and performed and one or more of the conditions set forth in Sections 8.01 and 8.02 shall not have been complied with or performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Parent and Acquisition on or before September 30, 1997 (the "Drop Dead Date"), subject to the Company's right to extend the Drop Dead Date for up to two successive thirty (30) day periods; or

                  (c) by Parent or Acquisition, if all of the conditions set forth in Section 8.02 shall have been complied with and performed and one or more of the conditions set forth in Sections 8.01 and
            8.03 shall not have been complied with or performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by the Company on or before the Drop Dead Date, subject to Parent's and Acquisition's right to extend the Drop Dead Date for up to two successive thirty (30) day periods.

            SECTION 9.02 Effect of Termination. Except as provided in Section
7.09 with respect to confidential information and except as provided in Section
10.02 hereof with respect to expenses, in the event of the termination of this Agreement and the abandonment of the Merger pursuant to Section 9.01, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to any other party hereto or its shareholders or directors or officers in respect thereof, except that nothing herein shall relieve any party from liability for any willful breach hereof.

                                    ARTICLE X

                                  MISCELLANEOUS

            SECTION 10.01 Survival of Representations and Warranties. The representations and warranties of Shareholders in this Agreement and in any instrument delivered pursuant hereto shall survive the Effective Time until the earlier to occur of (i) one (1) year after the Effective Time or (ii) the publication of the independent audit report on the consolidated financial statements of Parent for the fiscal year ending June 30, 1998, provided that this Section 10.01 shall not limit any other covenant or agreement of the parties that by its terms contemplates performances beyond such period.

            SECTION 10.02 Expenses, Etc. (a) Whether or not the transactions contemplated by this Agreement are consummated, neither the Company and the Shareholders, on the one hand, and Parent and Acquisition, on the other hand, shall have any obligation to pay any of the fees and expenses of the other incident to the negotiation, preparation and execution of this Agreement, including, without limitation, the fees and expenses of counsel, accountants, investment bankers and other experts, except as otherwise provided in Section 2.01(a) with regard to Company Merger Expenses in excess of $750,000 in the event the Merger is consummated, provided that if this Agreement shall have been terminated as a result of the willful and material misrepresentations by a party or the willful and material breach by a party of any of its covenants and agreements contained herein, such party shall pay the costs and expenses incurred by the other parties in connection with this Agreement.

            (b) Except for the advisors fee to Shields & Company, Inc. pursuant to an engagement letter with the Company dated May 23, 1997 and the advisors fee to Adams, Harkness & Hill, Inc. pursuant to an engagement letter with Parent dated May 30, 1997, no person or entity is entitled to receive from the Company or Parent any investment banking, brokerage or finder's fee or fees for financial consulting or advisory services in connection with this Agreement or the transactions contemplated hereby. The Company, on the one hand, and Parent and Acquisition, on the other hand, shall indemnify the other and hold it harmless from and against any claims for finders' fees or brokerage commissions in relation to or in connection with such transactions as a result of any agreement or understanding between such indemnifying party and any third party.

            SECTION 10.03 Publicity. The Company and Parent agree that they will not issue any press release or make any other public announcement concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other party, except that the Company or Parent may make such public disclosure that it believes in good faith to be required by law (in which event such party shall consult with the other prior to making such disclosure).

            SECTION 10.04 Execution in Counterparts. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            SECTION 10.05 Notices. All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient if given in writing and delivered by hand or national overnight courier service, transmitted by telecopy or mailed by registered or certified mail, postage prepaid, as follows:

            If to Parent and/or Acquisition, to:

            The BISYS Group, Inc.
            Overlook at Great Notch
            150 Clove Road
            Little Falls, New Jersey  07424
            Attention:  Chairman and Chief Executive Officer

            with a copy to:

            The BISYS Group, Inc.
            Overlook at Great Notch
            150 Clove Road
            Little Falls, New Jersey  07424
            Attention:  General Counsel

            If to the Company or the Shareholders, to:

            Charter Systems, Inc.
            1210 Washington Street
            West Newton, Massachusetts  02165
            Attention:  Peter C. Cowie, Chairman

            with a copy to:

            Foley, Hoag & Eliot LLP
            One Post Office Square
            Boston, Massachusetts  02109

            Attention: Peter Rosenblum, Esq.

or such other address or addresses as any party hereto shall have designated by notice in writing to the other parties hereto.

            SECTION 10.06 Waivers. The Company, on the one hand, and Parent and Acquisition, on the other hand, may, by written notice to the other, (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the conditions of the other contained in this Agreement; or (iv) waive performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

            SECTION 10.07 Entire Agreement. This Agreement, its Schedules, the documents executed at the Effective Time in connection herewith, including without limitation the documents included as Exhibits hereto, and the Confidentiality Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by any party that is not embodied in this Agreement or such other documents, and none of the parties shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein.

            SECTION 10.08 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

            SECTION 10.09 Binding Effect, Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and permitted successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

            SECTION 10.10 Assignability. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto.

            SECTION 10.11 Amendments. This Agreement may be modified, amended or supplemented at any time by action of the respective Boards of Directors of the Company, Parent and Acquisition, and the Shareholders. Without limiting the generality of the foregoing, this Agreement may only be amended, varied or supplemented by an instrument in writing, signed by all of the parties hereto.

            IN WITNESS WHEREOF, the parties have executed and delivered this Agreement and Plan of Merger as of the day and year first above written.


                                          THE BISYS GROUP, INC.


                                          By: /s/ Lynn J. Mangum
                                              -----------------------------
                                              Lynn J. Mangum
                                              Chairman and Chief Executive
                                                Officer


                                          BICHART ACQUISITION CORP.


                                          By: /s/ Lynn J. Mangum
                                              -----------------------------
                                              Lynn J. Mangum
                                              Chairman and Chief Executive
                                                Officer


                       [Signatures continue on next page]

                     [Signatures continued from prior page]


                                          CHARTER SYSTEMS, INC.
(SEAL)

                                          By: /s/ Paul U. Bergeron
                                              -----------------------------
                                              Paul U. Bergeron
                                              President and Treasurer


                                          SHAREHOLDERS


                                          /s/ Peter C. Cowie
                                          -----------------------------
                                          Peter C. Cowie


                                          /s/ Wendy B. Cowie
                                          -----------------------------
                                          Wendy B. Cowie


                                          /s/ Harris S. Berlack, by Diane
                                          L. Cooper, Attorney-in-Fact
                                          -----------------------------
                                          Harris S. Berlack


                                          TECHNOLOGY LEADERS II L.P.


                                          By: /s/ Jean C. Tempel
                                              -----------------------------
                                              Name:  Jean C. Tempel
                                              Title: Special Limited
                                                     Partner



                                          TECHNOLOGY LEADERS II OFFSHORE
                                             C.V.

                                          By: /s/ Jean C. Tempel
                                              -----------------------------
                                              Name:  Jean C. Tempel
                                              Title: Special Limited
                                                      Partner


                       [Signatures continue on next page]

                     [Signatures continued from prior page]


                                          ONE LIBERTY FUND III, L.P.

                                          By: /s/ Stephen J. Ricci
                                              -----------------------------
                                              Name:  Stephen J. Ricci
                                              Title: General Partner


                                          GILDE INTERNATIONAL FUND, B.V.

                                          By: /s/ Stephen J. Ricci
                                              -----------------------------
                                              Name:  Stephen J. Ricci
                                              Title: Attorney-in-Fact

                                          /s/ Jean Tempel
                                          -----------------------------
                                          Jean Tempel

                                          /s/ John Owens
                                          -----------------------------
                                          John Owens

                                          /s/ Scott Wilson
                                          -----------------------------
                                          Scott Wilson


                                          MICHAEL BROWN and JOHN THOMAS
                                          BERLACK, or their successors,
                                          as TRUSTEES for the HARRIS S.
                                          BERLACK CHILDREN'S TRUST

                                          By: /s/ John T. Berlack
                                              -----------------------------
                                              John T. Berlack, Trustee


                                          By: /s/ Michael Brown
                                              -----------------------------
                                              Michael Brown, Trustee


                                          FREDERICK H. COWIE, or his
                                          successor, as TRUSTEE of the
                                          COWIE CHILDREN'S TRUST


                                          By: /s/ Frederick H. Cowie
                                              -----------------------------
                                              Frederick H. Cowie, Trustee

                             INDEX TO DEFINED TERMS

  Term                                  ss. Reference
  ----                                  -------------

"Acquisition"                             Recitals
"Affiliate"                               3.20
"Affiliate Agreement"                     Recitals
"Agreement"                               Recitals
"Aggregate Parent Common Stock            2.01(a)
   Consideration"
"Approvals"                               3.28
"Articles of Organization"                3.06
"Average Price"                           2.01(a)
"Balance Sheet"                           3.08
"Basket"                                  7.08(a)
"Berlack Trust"                           Preamble
"Borrowings"                              2.01(a)
"Certificate"                             2.03
"Code"                                    Recitals
"Company"                                 Recitals
"Company Common Stock"                    2.01
"Company Common Stock Option"             2.02(a)
"Company Investments"                     3.30
"Company Merger Expenses"                 2.01(a)
"Company Preferred Stock"                 2.01(a)
"Confidentiality Agreement"               7.09
"Constituent Corporations"                Recitals
"Contract Parties"                        3.11(a)
"Cowie"                                   Preamble
"Cowie Trust"                             Preamble
"Delaware GCL"                            Recitals
"Drop Dead Date"                          9.01(b)
"Effective Time"                          1.03
"Employment Agreement"                    7.06
"ERISA"                                   3.12(b)
"Exchange Act"                            5.09
"Exchange Value"                          2.01(b)
"Financial Statements"                    3.08
"GAAP"                                    3.08
"Indemnifiable Breach"                    7.08(a)
"Intellectual Rights"                     3.09
"Major Suppliers"                         3.11(b)
"Massachusetts BCL"                       Recitals
"Material Adverse Effect"                 3.03
"Merger"                                  Recitals
"Merger Information"                      4.04(i)
"NASDAQ"                                  2.01(a)
"Net Merger Price"                        2.01(a)
"Non-Competition Agreement"               7.06
"Number of Option Shares"                 2.02(c)
"Omnibus Plan"                            3.04(a)
"Owned Source Codes"                      3.10(c)
"Parent"                                  Recitals
"Parent Common Stock"                     Recitals
"Parent Note"                             7.16
"Parent Public Information"               5.06(b)

Term                                      ss. Reference
----                                      -------------

"Parent Stock Options"                    2.02(c)
"Registration Rights Agreement"           7.12
"Related Party Loans"                     3.31
"SEC"                                     4.04(b)
"Securities Act"                          4.04(a)
"Series C Stock Options"                  2.01(a)
"Series C Stock"                          2.01
"Series E Stock                           2.01
"Shareholders"                            Recitals
"Shareholder's Percentage Share"          7.08(a)
"Software"                                3.10(a)
"Software Contracts"                      3.10(b)
"Surviving Corporation"                   Recitals
"Warrant"                                 2.01(c)